 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

 Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smoke Cartel, Inc.

(Exact name of registrant as specified in its charter)

New York	5900	47-1601344
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1313 Rogers St

Savannah, GA 31415

Phone: 912-226-2802

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Resident Agents Inc.

90 State St. Suite 700 Office 40, Albany, NY, 12207

Telephone: 518-533-5459

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. □

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON May 17, 2019

Smoke Cartel, Inc.

1,604,783 Shares of Common Stock

This Prospectus relates to the resale of up to 1,604,783 shares of our Common Stock, par value $0.0001 per share, issuable to Tangiers Global, LLC ("Tangiers"), a selling stockholder pursuant to a "put right" under an Investment Agreement (the "Investment Agreement"), dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 (the "Act") and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Our Common Stock is quoted on the OTCQB under the symbol SMKC.

On May 16, 2019, the last reported sales price for our Common Stock was $0.85 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" to read about factors you should consider before buying shares of our Common Stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: May 17, 2019

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Smoke Cartel" "Company," "Registrant," "we," "us" and "our" refer to Smoke Cartel, a New York corporation.

Our Business

Smoke Cartel, Inc. was formed on August 15, 2014 with the mission of leveraging its technological e-commerce advantages to become one of the leading providers of glass water pipes and other smoking accessories related to the nation’s emerging legal cannabis industry. The Company’s focus as an online retailer of such goods and services is strengthened by its recent series of strategic acquisitions that has laid the foundation for the Company’s future growth strategy.

Smoke Cartel is an online retailer and wholesale distributor of smoking accessories and glass pipes. By operating a retail platform via the website portal SmokeCartel.com and a robust wholesale division through Glassheads Distribution, as well as a multitude of brand and targeted cannabis websites, we blanket every vertical in the headshop industry: From direct sales of our most popular products to wholesale accounts servicing brick-and-mortar headshops and other online retailers, we also design and manufacture several exclusive brands that are included in our shipping and fulfillment services.

We believe the design, quality and craftsmanship of our glass pipes and related cannabis accessories coupled with the strength of our various brand names will help solidify our position as one of the key industry standards in this segment of the cannabis industry. Serving a variety of demographics, markets and price points within the burgeoning cannabis accessories industry, our branded product lines include:

●	Sesh Supply Award-winning premium glass water pipes with unique features
●	Kraken Grinders High-quality herb grinders crafted from stainless steel and aluminum alloys
●	UPC Utilitarian and affordable scientific glass
●	China Glass Elegant, functional designs appealing to an upscale aesthetic
●	Torch Art Competing torch brand to Cinderwitch focused on art versus tech advantages
●	ErrlyBird Secondary B2C asset focused on concentrate community
●	Cinderwitch Torches Powerful lighters with a reduced carbon footprint
●	Roll Uh Bowl Portable and extremely popular silicone bongs
●	Heady Pet Durable and adorable leashes, collars, toys and more
●	MindCBD Online marketplace for full-spectrum, fully legal CBD products and proprietary blends.

However, the single most important competitive advantage and largest barrier to entry for new competitors, is our technology. Our proprietary technology (Warely) allows us to efficiently manage nearly all of the aspects of our ecommerce and wholesale operations, beyond the constraints of Shopify, our ecommerce platform. Our proprietary technology monitors inventory, manages shipping and fulfillment, and gives us data about our customers, allowing us to make data-driven decisions to grow our different divisions and product lines. Created in-house over the last five years of operations, the Warely software program allows us to rise above the constraints of existing e-commerce platform’s limitations and cost-effectively manage nearly every aspect of retail and wholesale operations: Monitoring inventory, managing shipping pick, pack and fulfillment and tracking customer data to leverage for marketing strategies are some of the capabilities of Warely’s cloud-based enterprise resource planning (ERP) platform. By utilizing Warely to streamline operations and make data-driven decisions to grow Smoke Cartel’s divisions and brands, the company can and will further expand into domestic and international markets.

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Our principal office is located at 1313 Rogers St. Savannah, GA 31415 and our phone number is 828-412-0719. Our corporate website address is www.smokecartel.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

As of the date of this prospectus, we have a ticker symbol “SMKC” that is quoted on the OTCQB operated by OTC Market Group, Inc.

Products and Services

Retail Division

SmokeCartel.com is our main e-commerce portal that sells glass pipes, vaporizers, bongs and other smoking and cannabis accessories directly to over 125,000 customers in more than 50 countries. Demand for unique products and popular brands continues to drive sales and grow our consumer base. The website operates via the well-known e-commerce platform Shopify and is augmented by the integration of our proprietary software that helps us identify key data and customer behaviors. We also own and operate several other retail websites for our brands which includes but is not limited to, HeadyPet.com, MindCBD.com, Krakengrinders.com, Cinderwitchtorches.com, Errlybird.com, and Rolluhbowl.com. These brand websites help extend our presence online and help target different demographics within the cannabis accessory market to maximize our online footprint.

Wholesale Division

In January 2016, the company acquired UPC Distribution, a two-decade veteran in the wholesale glass and manufacturing industry that allowed Smoke Cartel’s expansion into the wholesale market. Rebranded as Glassheads Distribution, the department is now the wholesale division of Smoke Cartel, building relationships with and accounts to other retailers across the United States and internationally. Glassheads maintains a book of more than 3,000 retail customers and plans to grow that consumer base through marketing and sales initiatives as well as continued innovation in product design.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

▪	A requirement to have only two years of audited financial statements and only two years of related MD&A;
▪	Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX");
▪	Reduced disclosure about the emerging growth company's executive compensation arrangements; and
▪	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Act") for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

This Prospectus relates to the resale of 1,604,783 shares of our Common Stock, issuable to Tangiers (defined below).

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under the Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

Common Stock offered by Selling Shareholders	This Prospectus relates to the resale of 1,604,783 shares of our Common Stock, issuable to Tangiers
Common Stock outstanding before the Offering	21,977,741 shares of Common Stock as of May 17, 2019.
Common Stock outstanding after the Offering	23,582,524 shares of Common Stock (1)
Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.
Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.
Trading Market	Our Common Stock quoted on the OTCQB under the symbol SMKC.
Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See "Use of Proceeds."

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See "Risk Factors".

(1) This total shows how many shares of Common Stock will be outstanding assuming 1,604,783 shares of Common Stock to be put to Tangiers.

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statements of operations data are derived from our audited financial statements for the years ended December 31, 2018 and 2017 and our unaudited financial statements for the three-month period ended March 31, 2019. The balance sheets data are derived from the audited balance sheet statements at December 31, 2018 and 2017 and unaudited balance sheet statement at March 31, 2019.

Statements of Operations Data:

	For the Three Months Ended	For the Year Ended
	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)	(Audited)
Sales	$485,700	$3,795,277	$5,895,040
Cost of sales	118,654	1,470,428	2,292,628
Total operating expenses	618,137	3,881,005	3,561,374
Other income (expenses)	(116,198)	(144,544)	5,754
Income tax (expense) benefit	—	3,692	(106,314)
Net loss	$(367,289)	$(1,697,008)	$(59,522)
Net loss per share – basic	$(0.02)	$(0.08)	$(0.00)
Net loss per share – diluted	$(0.02)	$(0.08)	$(0.00)
Weighted average number of shares outstanding - basic	21,939,088	20,736,534	19,499,770
Weighted average number of shares outstanding - diluted	21,939,088	20,736,534	19,499,770

Balance Sheets Data:

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)	(Audited)
Cash and cash equivalents	$68,584	$140,093	$661,131
Total current assets	715,561	860,768	1,587,973
Total assets	$2,678,349	$2,011,287	$1,732,304
Total current liabilities	1,080,311	738,267	566,511
Total liabilities	1,862,824	840,229	582,147
Total stockholders' equity	815,525	1,171,058	1,150,157
Total liabilities and stockholders' equity	$2,678,349	$2,011,287	$1,732,304

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Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our management's expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

In the event that we are unable to successfully compete in the smoke accessories industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our financial statements have been prepared assuming that we will continue as a going concern.

We have limited operating history and have incurred accumulated losses since inception which raises substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. In addition, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all.

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A material part of our success will depend on our ability to manage our suppliers and contract manufacturers. Our failure to manage our suppliers and contract manufacturers could materially and adversely affect our results of operations and relations with our customers.

We rely upon suppliers to provide the components necessary to build our products and on contract manufacturers to procure components and assemble our products. There can be no assurance that key suppliers and contract manufacturers will provide components or products in a timely and cost efficient manner or otherwise meet our needs and expectations. Our ability to manage such relationships and timely replace suppliers and contract manufacturers, if necessary, is critical to our success. Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

If the market for smoking accessories does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve continued revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our products and products offered by our competitors;
▪	public perceptions regarding our products and the effectiveness and value of our products;
▪	customer satisfaction with our products; and
▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our products gain wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We have been selling our products through our website and third party e-commerce sites. We have no experience in providing direct sales and service, aside from our website. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

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If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Our officers and directors, in particular, Sean Geng and Darby Cox, are extremely instrumental in the viability of our business and our future success. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because we have minimal personnel that occupy all corporate positions, our internal controls may be inadequate and we may face negative consequences related to having them set their own salaries and making all of the decisions affecting our company.

Because we have only two officers and five directors, they may not adequately be able to administer our internal controls over disclosure or financial reporting.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Since we have only two officers and five directors, the controls can easily be circumvented by our officers and directors which could result in adverse consequences to us.

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If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently maintain liability insurance but such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for smoke related products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the smoke accessories industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Because our executive officers own a majority of our outstanding stock, you may not have any influence in the corporate decisions of the company, including the election of directors.

Our current Chief Executive Officer, Darby Cox, and our Chief Technology Officer, Sean Geng, beneficially own a majority of our outstanding common stock. As a result, they have substantial voting power in all matters submitted to our stockholders for approval including:

▪	Election of our board of directors;
▪	Removal of any of our directors;
▪	Amendment of our Certificate of Incorporation or bylaws;
▪	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

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As a result of their ownership and position, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by these officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

As an Emerging Growth Company under the Jobs Act, we are permitted to rely on exemptions from certain disclosures requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

 In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as officers and director of publicly-traded companies. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

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Risks Relating to the Company’s Securities and this Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “SMKC” on the OTCQB operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;
▪	government regulation of our products and services;
▪	the establishment of partnerships with other technology companies;
▪	intellectual property disputes;
▪	additions or departures of key personnel;
▪	sales of our common stock;
▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Investment Agreement with Tangiers.

We may issue up to 1,604,783 shares pursuant to the Investment Agreement, which could have a significant dilutive effect upon our existing shareholders. The purchase price per share to be paid by Tangiers will be the 85% of the of lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers. The amount of consideration we receive under the terms of the Investment Agreement will vary based on our stock price. A higher stock price means we will receive more investment proceeds for a lesser number of shares. As our stock price decreases, however, we will have to issue more shares to achieve the same collection of investment proceeds.

As we sell shares of our common stock to Tangiers under the Investment Agreement, and Tangiers sells the common stock to third parties, the price of our common stock may decrease due to the additional shares in the market.

The more shares that are issued under the Investment Agreement, the more our then outstanding shares will be diluted and the more our stock price may decrease. In addition, the lower our stock price is at the time we exercise our put, the more shares of our common stock we will have to issue to Tangiers in order to exercise a put under the Investment Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We may not receive and may not need the full amount of the proceeds available under the Investment Agreement.

We may never receive the full amount of the proceeds available under the Investment Agreement because we may elect not to "put" shares of our common stock to Tangiers. The obligation to "put" shares to Tangiers rests entirely within our discretion. We do not intend to continually "put" shares to Tangiers for cash. Because Tangiers purchases shares from us at a discount, sales by Tangiers could cause the price of our stock to decrease. In order to partially reduce a drop in the price of our stock, we may elect not to "put" our shares to Tangiers. Further, depending upon our ability to sell our products and services in the future, we may not have a need for additional cash and therefore would not "put" shares to Tangiers.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

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If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us now or in the future issue an adverse opinion regarding our stock, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution. This dilution is due to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

DILUTION

The sale of our Common Stock to Tangiers in accordance with the Investment Agreement dated November 13, 2018 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Tangiers in order to drawdown pursuant to the Investment Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Investment Agreement with Tangiers Global, LLC

On November 13, 2018, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $5,000,000 of our Common Stock over a period of up to 36 months. From time to time during the 36-month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the number of shares of Common Stock that we intend to sell to Tangiers on a date specified in the put notice. The maximum share number per notice must be no more than 200% of the average daily trading volume of our Common Stock for the ten (10) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $350,000. The minimum put amount is $10,000. The purchase price per share to be paid by Tangiers will be the 85% of the of lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers.

In connection with the Investment Agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to file with the Securities and Exchange Commission a registration statement within 45 days of execution of the Investment Agreement, covering the resale of 1,604,783 shares of our Common Stock underlying the Investment Agreement with Tangiers.

The Company also entered into a Convertible Debt Agreement with Tangiers in the face amount of $610,000, convertible at $1.40 per share, bearing an interest rate of 10% per annum and maturing seven months from the effective date of each tranche payment. So far, we have received $542,500 under the convertible note. On May 2, 2019 the Company and Tangiers agreed to an amendment to the convertible debt agreement that changed the fixed conversion price from $1.40 per common share to $0.80 per common share. Additionally, the maturity date for the first borrowing tranche of $160,000 was changed from seven months to nine months.

If converted, the outstanding convertible debt would result in the issuance of an additional 678,125 shares of common stock to Tangiers.

At present, the Company believes to have the ability to repay the indebtedness without recourse to the funds received or to be received under the equity line agreement and the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line.

At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date ("Maturity Default"), Tangiers, as Convertible Note Holder, shall have the right, at Tangiers' sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Convertible Notes into shares of Common Stock following the Maturity Date at the Maturity Default Conversion Price.

The Maturity Default Conversion Price of the Tangiers Convertible Notes dated November 13, 2018 shall be equal to the lower of: (a) the Conversion Price of $0.80 or (b) 65% of the lowest trading price of the Company's common stock during the 15 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 25% to 35%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.

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The Convertible Note is currently not in default.

The 1,604,783 shares being offered pursuant to this Prospectus represent approximately one-third of our public float.

Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time.

The Investment Agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.7225 per share (85% of the of lowest trading prices of the Common Stock during the prior 5 trading days) we will be able to receive up to $1,159,455 in gross proceeds, assuming the sale of all of the 1,604,783 shares of our Common Stock pursuant to the Investment Agreement with Tangiers, being the number of shares being offered pursuant to this Prospectus.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders' percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our Common Stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Common Shares to Tangiers to raise the same amount of funds, as our stock price declines.

The proceeds received from any "puts" tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

Because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the Investment Agreement with Tangiers.

SELLING SECURITY HOLDER

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under an Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholder may offer and sell, from time to time, any or all of shares of our Common Stock to be sold to Tangiers under the Investment Agreement dated November 13, 2018.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the selling stockholder as of May 17, 2019 and the number of shares of our Common Stock being offered pursuant to this Prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 1,604,783 shares of our Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our Common Stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Stockholder	Shares Owned by Selling Stockholder before the Offering(1)	Shares issuable under the Convertible Debt Agreement before the offering(5)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
				# of Shares(2)	% of Class(2)
Tangiers Global, LLC(3)(4)	131,250	678,125	1,604,783	131,250	*

* Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed that the selling stockholder will sell all of the shares being offered in this offering.
(3) Justin Ederle has the voting and dispositive power over the shares owned by Tangiers Global, LLC.
(4) As of May 17, 2019, Tangiers held 131,250 shares of our Common Stock pursuant to commitments under the Convertible Note and the Investment Agreement.
(5) We have assumed that the outstanding convertible debt will be repaid without issuance of additional common shares to the selling shareholder.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, the selling stockholder pursuant to a "put right" under an Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The Investment Agreement with Tangiers is not transferable.

At an assumed purchase price of $0.7225 per share (85% of the of lowest trading prices of the Common Stock during the 5 prior trading days) we will be able to receive up to $1,159,455 in gross proceeds, assuming the sale of all of the 1,604,783 shares of our Common Stock pursuant to the Investment Agreement with Tangiers, being the number of shares being offered pursuant to this Prospectus.

At an assumed purchase price of $0.7225 under the Investment Agreement, we would be required to register 5,315,633 additional shares to obtain the balance of $3,840,545 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

We may never receive the full amount of the proceeds available under the Investment Agreement because we may elect not to "put" shares of our common stock to Tangiers. The obligation to "put" shares to Tangiers rests entirely within our discretion. We do not intend to continually "put" shares to Tangiers for cash. Because Tangiers purchases shares from us at a discount, sales by Tangiers could cause the price of our stock to decrease. In order to partially reduce a drop in the price of our stock, we may elect not to "put" our shares to Tangiers. Further, depending upon our ability to sell our products and services in the future, we may not have a need for additional cash and therefore would not "put" shares to Tangiers.

The Selling Shareholders may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
▪	a combination of any such methods of sale; and
▪	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of the securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling stockholder. The selling shareholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge the securities, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have authorized capital stock consisting of 380,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 21,977,741 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no authorized shares of preferred stock.

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Options and Warrants

We have warrants outstanding to purchase 75,000 shares of our common stock exercisable at $1.00 per share.

Convertible Notes

We entered into a Convertible Debt Agreement with Tangiers Global, LLC in the face amount of $610,000, convertible at $1.40 per share, bearing an interest rate of 10% per annum and maturing seven months from the effective date of each tranche payment. So far, we have received $542,500 under the convertible note. On May 2, 2019 the Company and Tangiers agreed to an amendment to the convertible debt agreement that changed the fixed conversion price from $1.40 per common share to $0.80 per common share. Additionally, the maturity date for the first borrowing tranche of $160,000 was changed from seven months to nine months.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Transfer Online, Inc. located at 512 SE Salmon Street, Portland, OR 97214.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Hancock Askew & Co., LLP, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hancock Askew & Co., LLP has presented their report with respect to our audited financial statements. The report of Hancock Askew & Co., LLP is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Overview

We were formed on August 15, 2014 as a corporation. Our fiscal year end is December 31. We have never been in bankruptcy, receivership or similar proceeding. We are not in default of any note, loan, lease, or other indebtedness or financing arrangements requiring us to make payments. We have never been in any legal proceedings.

Our principal office is located at 1313 Rogers St. Savannah, GA 31415 and our phone number is 912-226-2802. Our corporate website address is www.smokecartel.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into this Prospectus.

The Company’s primary goal remains to serve the growing smoke and vapor accessories market through high-tech methods. This strategy, combined with critical domain and product acquisitions, has been the solid foundation that grew to a customer base of over 125,000 individual retail customers and over 1,000 wholesale customers in more than 50 countries worldwide.

The competitive tech that sustained this growth, named Warely, is the team’s proprietary e-commerce technology that augments the abilities of traditional platforms such as Shopify. As Warely continues to be tailored and tested at scale, the Company intends to one day market the technology as a software-as-a-service (SaaS) product of its own.

Targeting each vertical of the online headshop industry, Smoke Cartel, Inc. operates direct sale platforms at

●        SmokeCartel.com,

●        SeshSupply.com,

●        KrakenGrinders.com,

●        RollUhBowl.com,

●        Medepen.com,

●        CinderwitchTorches.com,

●        HeadyPet.com,

●        ErrlyBird.com,

●        AskVape.com, and

●        MindCBD.com.

Business-to-business (“B2B”) sales are made through Wholesale.SmokeCartel.com where, supplemented by in-person trade show connections, the Company provides competitive wholesale services to online and brick-and-mortar storefronts. Data.SmokeCartel.com offers advanced B2B services in the form of valuable cannabis industry insights on dispensaries, smoke shops, and vape shops.

The Company further blankets each vertical of the online smoke shop industry by designing, manufacturing, and developing several in-house product lines described below.

Each level of Smoke Cartel, Inc.’s operations is complemented by 24/7 customer assistance plus a staff of 16 employees fully trained in the Company’s products and services.

As an online provider of smoke and vapor accessories, the Company is subject to tobacco regulations. While not directly affected by cannabis industry regulations, Smoke Cartel, Inc. does benefit from the expansion of the legal cannabis market.

Market Opportunity Analysis

Utilizing the Company’s advanced technological skills and e-commerce expertise, the Smoke Cartel team has identified a strong market opportunity that correlates with the expansion of cannabis legalization worldwide. With a five-year foothold in the rapidly growing cannabis culture, the Company believes its vertically integrated infrastructure and competitive technology presents the opportunity to establish a significant market share as it solidifies its standing as a leading brand for cannabis consumers.

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Smoke and Vapor Accessories

Tobacco and cannabis accessories have experienced rapid growth over the last twenty years. Following an early-2000s drop in the prosecution of paraphernalia, the industry experienced a surge in new manufacturers and retailers which Smoke Cartel, Inc. is able to target at both a B2C and B2B level.

According to a Headquest Magazine report, smoke shops were generating $10 billion annually in 2013. The report further assures that, despite increasing competition, “the pie is getting bigger” with the rapid spread of cannabis legalization. Smoke Cartel is able to access this market through over eight educational and direct sales web domains.

A more recent report titled “Vapor Products Market (E-Vapor and Heat-Not-Burn Devices) - Global Outlook and Forecast 2018- 2023” suggests an even stronger market opportunity. Based on market size and forecast, industry trends, growth drivers, and vendor statistics, this report projects the vaporizer industry will reach $43 billion in 2023.

To date, Smoke Cartel has built a foundation to reach vaporizer consumers at AskVape.com, Medepen.com, and SmokeCartel.com with a wide selection of industry leading vaporizers and vaporizer accessories at numerous price points.

Expanding Cannabis Legalization

As cannabis legalization spreads across the United States and countries worldwide, each newly opened cannabis market represents the opportunity to form new brand loyalties as customers enter the cannabis space for the first time. The Company continues to target smoke and vapor enthusiasts through industry event outreach, web domains tailored to specific demographics, memorable branding, strategic business partnerships, and organic word-of-mouth recommendations.

The cannabis accessory industry is legal, but remains relatively new. Fledgling cannabis businesses may struggle to find structure in industry norms and/or standardized systems in which to operate. However, Smoke Cartel, Inc. has the advantage of ancillary cannabis industry experience supported by the Company’s signature inventory management technology to deliver a quality experience from drop-shipment for wholesalers to direct customer sales.

Although this is not a plant-touching cannabis company, the Company’s services do face a number of the same challenges as companies who deal directly with the cannabis plant such as federal regulation, banking restrictions, advertising hurdles, and negative stereotypes. Each of these challenges is increasingly lessened as legalization continues to expand. For example, prominent social media platforms loosened and/or lifted cannabis advertisement restrictions in 2018 while The Hill recently reported that federal legislation is being proposed with the support of the American Banking Association to lift financial barriers.

Smoke Cartel, Inc. has dealt with these regulations and challenges since inception. The Company has been resourceful and persistent in finding legal means to maintain operations and reach its customer base.

E-commerce: Online B2B and B2C Services

In addition to personal relationships built at trade shows and expos, the Company’s transactions are conducted primarily through online commerce. The United States Department of Commerce estimated $513.16 billion spent online in 2018 for an increase of 14.2% since 2017. The same report announced this number reflects 14.3% of total retail sales while representing 51.6% of all retail sales growth.

At this relatively young stage in marketable cannabis accessory enthusiasm, Smoke Cartel has already managed to serve over 125,000 customers through direct sales. Individual smoke and vapor enthusiasts enjoy the convenience, informational context, and discreteness offered by online shopping.

Smoke Cartel Wholesale allows the Company to tap into total retail sales which reached on and offline which comprised $3.63 trillion in 2018. Retailers similarly enjoy the convenience of online wholesale management.

In November 2018, Smoke Cartel, Inc. revealed its expansive cannabis industry insights database at Data.SmokeCartel.com. This high-tech service provides a wide array of information on dispensaries, head shops, and vape shops around the United States with actionable information for use by cannabis businesses on multiple industry verticals.

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Competition

Each of the Company’s wholesale and online retail distribution channels will compete for customers and sales also strengthening their customer and business relationships in this expanding market. Smoke Cartel’s size relative to competition is difficult to gauge as most of the Company’s competition is privately held and do not publicly report earnings. Public companies most similar and competitive to Smoke Cartel are Namaste Technologies and KushCo Holdings, Inc.

Namaste Technologies is traded on the OTC Markets under the symbol NXTFF and is based in Canada. They currently do not have significant market share in the United States.

KushCo Holdings is traded on the OTC Markets under the symbol KSHB. Kush Bottles sells packaging products for the cannabis industry while we sell accessories and devices used for smoking. Unlike Smoke Cartel, KushCo Holdings is less focused on the ecommerce side of business; KushBottles.com has significantly less web traffic than Smoke Cartel. According to Amazon Alexa website traffic rankings as of July 2018, Smoke Cartel is ranked at 14,671 for the most popular website in the United States while Kush Bottles is ranked at 44,640.

Intellectual Property

Smoke Cartel, Inc. is in the process of trademarking the following product names: Sesh Supply, Kraken, UPC, Smoke Cartel, Cinderwitch, Viosparc, Warely and Rise and Grind. We are in the process of trademarking the logo for Smoke Cartel. Smoke Cartel has trademarked the names UPC and Glassheads. We also acquired the registered trademarks for Errlybird logo, Errlybird wordmark, Budder Blocks logo, Budder Blocks wordmark, Heady Pet logo, Heady pet wordmark, and Breaking Slabs artwork in the acquisition of Early Bird Distribution. We also acquired the trademarks for the name of Roll Uh Bowl, as well as the slogan “Smoky Bubbles. Anywhere” in the asset purchase with KushCo Holdings.

Regulations

We must comply with federal and state regulations for tobacco products. Tobacco products can only be sold and shipped to customers over the age of 18 or 21 in some states, however, Smoke Cartel only accepts customers 21 or older. We are not regulated by federal or state cannabis laws.

Employees

As of the date hereof, the Company has sixteen employees.

Legal/Disciplinary History

During the past 10 years, the officers, directors, and control persons of the Company have no disciplinary history whatsoever, and have never had a criminal conviction, entry of a judgment or decree by a court of any jurisdiction that limited their involvement with any type of business, securities, commodities, or banking activities. Furthermore, they have never had a finding or judgment against them or any order by self-regulatory organizations of any kind.

Products and Services

Smoke Cartel Retail Domains

Direct sales operate through leading e-commerce platform, Shopify, as enhanced by the advanced capabilities of in-house software, Warely.

SmokeCartel.com is the Company’s primary e-commerce portal selling glass and silicone pipes, vaporizers, herb grinders, torches, e-nails, water pipes, and other popular smoke and vapor accessories alongside Smoke Cartel branded fashion. A unique array of quality products and reputable brands drive sales at numerous price points. SmokeCartel.com has now reached over 125,000 customers in more than fifty countries worldwide.

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Smoke Cartel, Inc. now drives sales through a growing number of web domains including SeshSupply.com, KrakenGrinders.com, RollUhBowl.com, Medepen.com, CinderwitchTorches.com, HeadyPet.com, ErrlyBird.com, AskVape.com, and MindCBD.com. The Company plans to turn newly acquired domain MidnightToke.com, purchased from KushCo Holdings, Inc. in September 2018, into the second of multiple sales platforms to target cannabis consumers without being subject to tobacco regulations -- the first to do so being HeadyPet.com.

Smoke Cartel Wholesale & Drop Shipment Services

In January 2016, the Company acquired UPC Distribution, a two-decade veteran in the wholesale glass and manufacturing industry that allowed Smoke Cartel’s expansion into the wholesale market. Rebranded as Smoke Cartel Wholesale (formerly Glassheads Distribution), the department is now a staple of Smoke Cartel, Inc. that is able to connect with growing brands and retailers domestic and international.

In the ongoing charge to maintain an edge over the competition, the Company now offers drop-shipment services which allow Smoke Cartel to access a portion of competitor sales for warehouse and fulfillment services. The Company’s established brand quality builds the trust to handle such important logistics over the few wholesale service competitors. Their customers become Smoke Cartel customers in synergistic fashion while disseminating the Company’s product lines to a broader online and brick-and- mortar marketplace.

This wholesale service further allows the Company to advance its technology-driven processes, Warely, which Smoke Cartel, Inc. hopes to one day market as an e-commerce service of its own. The program provides live access to inventory tracking of over 1000 SKUs.

The Company maintains a book of more than 3,000 wholesale customers with plans to grow that consumer base through strategic marketing, sales initiatives, and continued innovation in product design.

Product Design and Development

In addition to selling the industry’s leading brands, the Company designs and manufactures products for both retail and wholesale. Each in-house product line is designed to meet the needs of a target demographic, as identified using the Company’s Warely customer insights.

Smoke Cartel, Inc.’s exclusive product lines, available for retail and wholesale, include:

• Sesh Supply: Known for eye-catching glass design with spinning propeller percolators, each Sesh Supply piece is named for a powerful character in Greek mythology. The “Nymph” water pipe won 2nd Place for “Best Glass” at High Times Cannabis Cup 2018.

• China Glass: A carefully selected team of master glass artists designed this playful yet ultra-elegant rebrand of Chinese glass. In a nod to history and culture, each piece is named for a Dynasty of Chinese history--such as the popular “Ming Dynasty” water pipe--paired with vase-like silhouettes and pretty patterns for the upscale, sophisticated enthusiast.

• Kraken Grinders: Crafted from high quality stainless steel and durable aluminum alloys, these herb grinders are enhanced with neat features such as stash windows, easy-clear buttons, pollen screens, and more.

• Cinderwitch Torches: Carrying the Company’s latest innovative design, the patent-pending flameless “Viosparc” torch, Cinderwitch Torches features both butane and electronic torches that stand apart from conventional torches in both style and function.

• Roll Uh Bowl: Acquired in a purchase agreement with Nevada corporation, KushCo Holdings, Inc., that closed on September 21, 2018, this adventure-ready product line features medical grade silicone water pipes that bend but don’t break. The assets purchased in exchange for 1,410,145 shares of the Company’s common stock, valued at $1.2M, include:

1. Inventory of products as described in the Purchase Agreement; 2. All machinery, tools, jigs, supplies, consumables, molds and the designs of such molds held by third party manufacturers on behalf of Seller with respect to the products listed in the Purchase Agreement; 3. Certain intellectual property as listed in the Purchase Agreement; 4. Goodwill of the business conducted by Seller, 5. Copies of all customer lists, supplier lists, quality control records, customer complaint records and sales materials and records relating to the products listed in the Purchase Agreement; and 6. Web domains at RollUhBowl.com, MidnightToke.com, and Medepen.com.

• UPC: Short for “Until Prohibition Ceases,” this utilitarian yet affordable glass line impresses with unique scientific shapes like the “UPC Quadruple Bubbler Dab Rig.” This trademarked logo was acquired along with UPC Distribution, which the Company continues to use to target traditional smokers.

• Heady Pet: 420-friendly prints take this pet accessory brand to a whole new level. A catalyst into the pet industry valued at $86 billion in 2017, Heady Pet offers a line of durable and adorable leashes, collars, harnesses, safety belts, toys, and more.

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Product and Service Marketing Plan

Positioning and Goal

Smoke Cartel’s association with the cannabis industry limits traditional advertising opportunities such as those commonly used through Google and Facebook, though these limitations are lessening alongside federal expansion of cannabis legalization.

The Company has been tremendously successful in finding legal and effective marketing strategies to showcase its various brands despite these constraints by allocating marketing spend to social network feeds and industry influencers. The most effective paid web campaigns have occurred on sites that allow smoke and vapor accessories content, using precise retargeting strategies to drive traffic and conversions. Smoke Cartel’s own social media channels continue to enjoy impressive engagement with original YouTube videos that often go viral.

Smoke Cartel, Inc. sponsors and maintains a presence at several cannabis-related and music events to increase brand visibility while developing key relationships.

This combination of online and offline initiatives continues to evolve the Company’s globally recognized retail brand while a dedicated sales department focuses on wholesale expansion.

Branding Tactics

A strong brand vision for products and marketing have been a top priority since Smoke Cartel’s inception. This includes professional photography and graphic design for compelling marketing materials, both digital and print. Combined with the Company’s advanced data analytics and domains tailored to specific demographics, carefully curated Smoke Cartel brands have resulted in a large consumer base.

This curated brand identity is amplified by relationships with significant industry figures and advertisers who assist in perpetuating Smoke Cartel brand awareness.

Social Media Marketing

Social media is central to Smoke Cartel marketing. Using the Company’s own social media accounts, Smoke Cartel has established a large social media following with separate brand accounts for multiple product lines and sales platforms. These accounts plus the use of social media influencers gives the Company a strong social media presence on social media networks such as Instagram, Tumblr, Facebook, and Twitter.

Instagram, with over 158,000 followers, has proven to be the best network to reach the Company’s target demographics and maintain effective brand identities. However, Smoke Cartel brands appear on multiple social platforms as audiences engage with each platform differently. This allows the Company to reach a wide variety of consumers.

Because most social networks limit advertising opportunities for smoke and vapor accessories, the Company has cost-effectively established organic customer relationships that allow consumers to understand and identify with the Company’s brands in each carefully branded post.

Email Marketing

Sales that result from email marketing comprise approximately 15% of the Company’s total revenue. Email campaigns are used to stir interest in various products, often curated around a specific holiday or promotion.

Email marketing also provides the opportunity to communicate order tracking, follow up on abandoned carts, encourage upsell accessories, and gather further customer insights to improve overall marketing strategy.

Search Engine Optimization

Search engine optimization (“SEO”) is integrated into all marketing and advertising strategies. SEO is important to gain customers organically and it is done through vigilant updating of all websites to reflect current keyword trends, accumulating inbound links, accruing listings on other sites, and strengthening a social media presence in order to achieve a higher organic Google, Bing, and Yahoo search ranking for terms related to each part of the business.

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Digital Advertisements

Smoke Cartel, Inc. runs standard pay-per-click (“PPC”) display ads on cannabis related websites like Leafly, High Times, and other relevant sites that feature retargeting of previous Smoke Cartel website visitors. This has proven to be an efficient advertising method to encourage potential customers who have already expressed a high level of interest by visiting Smoke Cartel websites.

For large promotions, the Company uses the cannabis-specific advertising platform Mantis with increased digital advertising campaigns. Mantis offers banner, video, and sponsored content ads on a large network of cannabis themed websites.

Google Adwords has also successfully been used to encourage website traffic through non-smoking related accessories.

Public Relations

Smoke Cartel has been featured in Leafly, Variety Magazine, Marijuana Business Daily, and several other noteworthy publications while team members have been featured on multiple podcasts.

The Company has relationships with several media and news outlets with which it intends to continue to spread brand recognition, acquire new customers, and improve SEO.

Print Marketing

Smoke Cartel Magazine is a biannual 44-page catalog showcasing the Company’s various product lines and services within the context of a cannabis lifestyle magazine. These are useful for drawing business and individual consumers to take part in Smoke Cartel’s strong brand identity.

The Company plans to launch a full offline marketing package including physical mailers, catalogs, magazines, brochures to capture retail and wholesale customer attention.

Industry Events

Industry trade shows and expos as well as music festivals provide the opportunity to make face-to-face connections with potential retail and wholesale customers while increasing brand awareness. The Company currently attends and sponsor events across the U.S. including, but not limited to, High Times Cannabis Cup, National Cannabis Festival, and CHAMPS trade shows.

Corporate History

We were formed on August 15, 2014. From inception, we were engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly-owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel. The two shareholders of Smoke Cartel consisted of Sean Geng and Darby Cox, our officers and directors.

Also on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business.

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DESCRIPTION OF PROPERTY

On January 15, 2018, the Company relocated and leased office and warehouse space in Savannah, Georgia from Hendricks Commercial Properties, LLC, for a term of five years at a total cost for the five years of $968,364. The Company has negotiated a settlement of its prior lease agreements or has sub-leased the property.

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The terms of the transferred lease were essentially identical to the existing lease, but the lease was extended to run for six years at a total cost of $1,209,749.

LEGAL PROCEEDINGS

We are party to litigation that we consider routine and incidental to our business. We do not currently expect the results of any of these litigation matters to have a material effect on our business, results of operations, financial condition or cash flows.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were approximately 272 registered common shareholders.

Public Market for Common Shares

As of the date of this prospectus, we have a ticker symbol “SMKC” but there is no active public trading market for our common stock and no assurance that a trading market for our securities will ever develop. On May 16, 2019, the last reported sales price for our Common Stock was $0.85 per share.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to implement our business plan.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

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28

HANCOCK ASKEW & CO LLP

ACCOUNTANTS & ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Smoke Cartel, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Smoke Cartel, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss, has an accumulated deficit, and is dependent on additional financing which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

Savannah, Georgia
April 1, 2019

Savannah │ 912-234-8243 │100 Riverview Drive │ Savannah, GA 31404

Atlanta│ 770-246-0793 │275 Scientific Drive│ Suite 2500 │ Norcross, GA 30092

Miami│ 877-550-8243 │325 Almeria Avenue│ Coral Gables, FL 33134

www.HancockAskew.com

F-1

Index

Smoke Cartel, Inc.

Balance Sheets

as of December 31, 2018, and December 31, 2017

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$140,093	$661,131
Inventories	675,707	926,502
Prepaid expenses and other current assets	44,968	340
Total current assets	860,768	1,587,973
Fixed assets, net	114,187	49,654
Intangible assets, net	233,158	22,779
Goodwill	803,174	71,898
Total assets	$2,011,287	$1,732,304
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$202,427	$317,454
Income tax payable	122,562	102,622
Current portion of loans payable	413,278	146,435
Total current liabilities	738,267	566,511
Loans payable	92,358	11,944
Deferred rent	9,604	—
Deferred tax liability	—	3,692
Total liabilities	840,229	582,147
Commitments (Note 2)
Stockholders' equity
Common stock; $0.0001 par value; 380,000,000 shares authorized; 21,936,491 and 20,200,006 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.	2,194	2,020
Additional paid-in capital	1,927,615	209,880
(Accumulated deficit) / retained earnings	(758,751)	938,257
Total stockholders' equity	1,171,058	1,150,157
Total liabilities and stockholders' equity	$2,011,287	$1,732,304

The accompanying notes are an integral part of these financial statements

F-2

Index

Smoke Cartel, Inc.

Statements of Operations

For the Years Ended December 31, 2018 and 2017

	Years Ended December 31
	2018	2017
Revenues	$3,795,277	$5,895,040
Cost of revenues	1,470,428	2,292,628
Gross profit	2,324,849	3,602,412
Operating expenses
General and administrative expenses	739,094	788,650
Advertising and promotion	270,140	349,081
Payroll and related expenses	1,324,633	1,207,120
Shipping expenses	564,979	751,494
Officer compensation	212,307	177,826
Professional fees	479,324	111,928
Rent expenses	290,528	175,275
Total operating expenses	3,881,005	3,561,374
(Loss)/income from operations	(1,556,156)	41,038
Other income (expenses)
Interest expense	(124,539)	(517)
Other (expense)/income	(20,005)	6,271
(Loss)/income before income taxes	(1,700,700)	46,792
Income tax benefit/(provision)	3,692	(106,314)
Net Loss	$(1,697,008)	$(59,522)

Basic and diluted weighted average common Shares outstanding	20,736,534	19,499,770
Basic and diluted (loss) per share	$(0.08)	$(0.00)

The accompanying notes are an integral part of these financial statements

F-3

Index

Smoke Cartel, Inc.

Statements of Cash Flows

For the Years ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities
Net loss	$(1,697,008)	$(59,522)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	75,833	5,504
Deferred taxes	(3,692)	3,692
Deferred rent	9,604	—
Deferred financing costs	26,436	—
Stock issued for services	75,000	—
Professional fees paid through issuance of warrants	36,853	—
Accretion of beneficial conversion feature of convertible debt	7,990	—
Changes in assets and liabilities
Inventories	442,969	31,715
Prepaid expenses and other current assets	(44,628)	3,953
Accounts payable and accrued expenses	(79,503)	183,379
Income taxes payable	19,940	102,622
Net cash (used) provided by operating activities	(1,130,206)	271,343
Cash Flows from Investing Activities
Fixed Assets	(107,573)	(25,900)
Acquisitions	—	(60,000)
Net cash used in investing activities	(107,573)	(85,900)
Cash Flows from Financing Activities
Stockholder contributions	204,321	10,000
Proceeds from notes payable	810,000	159,915
Payments on notes payable	(272,580)	(1,536)
Payment of debt issuance cost	(25,000)	—
Net cash provided by financing activities	716,741	168,379
Net (decrease) increase in cash	(521,038)	353,822
Cash, beginning of period	661,131	307,309
Cash, end of period	$140,093	$661,131
Supplemental disclosure of cash flow information:
Cash paid for interest	$87,970	$394
Non-cash investing and financing transactions
Common stock issued to settle related party note payable	$—	$150,000
Financing of debt issuance costs	$148,875	$5,985
Impact of acquisition of assets from KushCo in exchange for common shares
Inventory	$192,173	$—
Intangible assets	243,172	—
Goodwill	766,801	—
Total assets acquired for common shares	$1,202,146	$—

The accompanying notes are an integral part of these financial statements

F-4

Index

Smoke Cartel, Inc.

Statements of Stockholders’ Equity

For the Years ended December 31, 2018 and 2017

	Shares	Common stock	Additional paid in capital	(Accumulated Deficit) / Retained earnings	Total Stockholders’ Equity

Balance January 1, 2017	18,999,601	$1,900	$—	$997,779	$999,679

Stockholder contributions	—	—	10,000	—	10,000
Recapitalization	1,000,405	100	(100)	—	—
Common stock used for acquisition of ErrlyBird	50,000	5	49,995	—	50,000
Common stock issued to settle related party note payable	150,000	15	149,985	—	150,000
Net loss	—	—	—	(59,522)	(59,522)

Balance December 31, 2017	20,200,006	2,020	209,880	938,257	1,150,157

Stockholder investment	75,000	7	74,993		75,000
Shares issued for services provided	75,000	8	74,992		75,000
Shares issued to acquire KushCo assets	1,410,145	141	1,202,005		1,202,146
Warrants issued to Trillium Partners			36,853		36,853
Shares issued for crowd-funding stock offering	86,340	9	129,312		129,321
Shares issued to Tangiers Global LLC for commitment fees	90,000	9	148,866		148,875
Beneficial conversion feature of convertible debt issued to Tangiers Global LLC	—	—	50,714		50,714
Net loss				(1,697,008)	(1,697,008)

Balance December 31, 2018	21,936,491	$2,194	$ 1,927,615	$(758,751)	$1,171,058

The accompanying notes are an integral part of these financial statements

F-5

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Change of Business

Lemont Inc. (“Lemont”) was formed on August 15, 2014 and was engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, Lemont entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly-owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

For accounting purposes, this is a reverse acquisition with Smoke Cartel (the “Company”) being the accounting acquirer of Lemont. For legal purposes, Lemont issued shares to the Smoke Cartel shareholders followed by a merger and recapitalization of Lemont.

Also, on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business. Effective August 29, 2017, the Company’s name and trading symbol was changed to Smoke Cartel, Inc. (SMKC).

The Company has established a fiscal year end of December 31.

Basis of Presentation and Ability to Continue as a Going Concern

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) on the basis that the Company will continue as a going concern, which assumes that the Company will be able to realize its assets and meet its obligations and continue its operations for a period of one year from the financial statement issuance date. For the year ended December 31, 2018, the Company had a net loss. The Company also has an accumulated deficit. Further losses are expected as the Company continues to experience slower than expected revenues along with negative cash flow from operations and ongoing debt obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern within one year from the financial statement issuance date. The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities when they come due from normal business operations. Management intends to finance operating costs over the next twelve months with loans and additional private placement of common stock. Management has also put in place changes to business operations that will help it move towards profitability. The continuation of the Company as a going concern is dependent upon the continued financial support from our existing shareholders and our ability to obtain necessary equity financing to continue toward funding our operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits.

Inventories

The Company’s inventories consist primarily of merchandise for sale and packaging materials and are stated at the lower of cost or realizable value. Cost is determined using the first-in, first-out methodology. The Company establishes inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value. We record provisions for excess or obsolete inventory as cost of sales.

The Company records inbound shipping costs to cost of revenues when inventory is sold. Outbound shipping costs are recorded as a separate operating expense.

Property and Equipment

Property and equipment purchases are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful life (Years)
Furniture and Equipment	3-5
Leasehold Improvement	Term or lease or 3-5 whichever is shorter
Vehicles	5

Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

F-7

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Fixed assets consist of the following at December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Furniture and Equipment	$22,300	$22,300
Vehicles	35,250	35,250
Leasehold Improvements	107,573	—
Accumulated Depreciation	(50,936)	(7,896)
Net Fixed Assets	$114,187	$49,654

Depreciation expense totaled $43.0K and $5.5K for the years ended December 31, 2018 and 2017, respectively.

Revenue Recognition

Net sales consist primarily of revenue from sale of merchandise and accessories. Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates of return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers or using expected cost plus a margin. We offer consumer products through our online sales sites. Revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon our delivery to the carrier or the customer. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Earnings Per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods. There are no potentially dilutive shares outstanding at December 31, 2018 and December 31, 2017.

F-8

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Impairment Assessment

The Company evaluates intangible assets and long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset's carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each year or more often if and when circumstances indicate that goodwill may not be recoverable. There was no impairment of intangible assets, long-lived assets or goodwill during years ended December 31, 2018 and December 31, 2017.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

We establish assets and liabilities for uncertain tax positions taken or expected to be taken in income tax returns, using a more-likely-than-not recognition threshold. We include in income tax expense any interest and penalties related to uncertain tax positions. As of December 31, 2018, there were no material unrecognized tax benefits. The Company’s major tax jurisdiction is the United States. The Company is no longer subject to tax examinations by tax authorities in the United States for tax years prior to 2015.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

The Company will adopt the new standard on January 1, 2019 using a modified retrospective approach. Smoke Cartel will elect the transition method that allows for the application of the standard at the adoption date rather than at the beginning of the earliest comparative period presented in the financial statements. The Company intends to elect available practical expedients. The Company is currently evaluating the impact of adoption on its financial statements.

In June 2018, the FASB issued updated ASU 2018-07 – Compensation – Stock Compensation (Topic 718) on accounting for nonemployee share-based award payments granted to acquire goods and services to be used or consumed in the grantor’s own operations. This guidance does not apply in the case that the share-based payment was made to provide financing to the issuer, or in the case that the awards are made in conjunction with selling goods and services to customer under a contract accounted for under Topic 606 – Revenue from Contracts with Customers. The stated objectives of this update are part of FASB’s simplification Initiative, and provisions affecting publicly held companies include simplifying (1) the method that nonemployee share-based awards are measured; (2) the method used to arrive at the measurement date; (3) accounting for share-based awards with performance conditions; and (4) the classification reassessment of share-base awards in certain situations. The new guidance will be effective for us at the beginning of fiscal year 2019.  Early adoption is permitted.

The Company is in the process of evaluating the impact the adoption of this guidance will have on our consolidated financial statements and related disclosures. The Company will adopt this new standard on January 1, 2019.

F-9

Index

Smoke Cartel, Inc.
Notes to Financial Statements

Valuation of Business Combinations and Acquisition of Intangible Assets

The Company records intangible assets acquired in business combinations and acquisitions of intangible assets under the purchase method of accounting. The Company accounts for acquisitions in accordance with FASB ASC Topic 805, Business Combinations. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of the fair value of the net tangible assets acquired to identifiable intangible assets, including purchased intangibles based on detailed valuations that use information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. In some cases, the Company may use outside advisors to assist with determining the fair value of assets and liabilities acquired.

Business Combinations

The Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions and tax-related valuation allowances are initially established in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s statements of operations.

NOTE 2– LEASE COMMITMENTS

On January 15, 2018, the Company relocated and leased office and warehouse space in Savannah, Georgia from Hendricks Commercial Properties, LLC, for a term of five years at a total cost for the five years of $968,364. The Company has negotiated a settlement of its prior lease agreements or has sub-leased the property.

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The terms of the transferred lease were essentially identical to the existing lease, but the lease was extended to run for six years at a total cost of $1,209,749.

Future minimum lease payments consist of the following:

Year	Annual
2019	$187,416
2020	$193,031
2021	$198,824
2022	$204,786
2023	$210,927
Thereafter	$108,365
TOTAL	$1,103,349

NOTE 3– CAPITAL STOCK

The Company's authorized capital is 380,000,000 common shares with a par value of $0.0001 per share.

As of December 31, 2017, the Company has not granted any stock options. During 2017, the Company issued 18,999,601 shares of common stock to the holders of Smoke Cartel, 150,000 shares of common stock in satisfaction of a note payable, and 50,000 shares in conjunction with the Early Bird acquisition.

In March 2018, the Company issued 75,000 shares of common stock to Trillium Partners LLP at a unit price of $1.00 per share.

In April 2018, the Company issued 75,000 shares of common stock to Haris Tajyar as part of a consulting agreement with Investor Relations Partners in exchange for $75,000 of investor relations services.

In September 2018, the Company granted 75,000 warrants to Trillium Partners LLP, with an exercise price of $1.00 per common share. These warrants were in exchange for services rendered and were valued using the Black-Scholes model. The fair value of the warrants was estimated to be $36,853 and were recorded as operating expenses. The warrants expire after twelve months. As of December 31, 2018 none of the warrants were exercised.

During the third quarter of 2018, the Company issued 1,410,145 shares of common stock related to the asset purchase of Roll Uh Bowl from KushCo Holdings, Inc. as part of an Asset Purchase Agreement. The valuation of this acquisition, including a discount for the lack of marketability of that volume of shares, was approximately $1.2M.

During the fourth quarter of 2018, the Company issued 86,340 shares of common stock to 246 shareholders under a crowd funding stock offering at an offering price of $1.50 per share.

Also, during the fourth quarter of 2018, the Company issued 90,000 shares of common stock to Tangiers Global LLC as commitment fees related to entering into an Investment Agreement, Registration Rights Agreement and Convertible Debt Agreement.

F-10

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 4 - RELATED PARTY TRANSACTIONS

In August 2016, the Company borrowed $150,000 from a related party as evidenced by a promissory note. On August 14, 2017, the Company issued 150,000 shares of its common stock to the related party in full payment and satisfaction of the promissory note.

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The Company made $106,400 in rent payments to 2G Realty, LLC during 2018.

In June 2018 the Company made a payment of $25,000 to PacificShore Ventures, Inc., a shareholder of the Company, as a placement fee for the $500,000 loan from a third-party lender.

During 2018, Mr. Charles Bowen was named to the Board of Directors. Mr. Bowen has represented the Company since its inception as its general corporate attorney. He will continue to represent the Company, but only for minor legal issues. Mr. Bowen has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. The Company plans to compensate its directors but has not yet determined the amount and type of consideration at the present time. During the year ended December 31, 2018, the Company made $38,625 in payments to the Bowen Law Group for various legal services.

NOTE 5 – LOANS PAYABLE

Loans payable consist of the following:

	December 31, 2018	December 31, 2017

Installment loan payable with interest at 5.1%; monthly payments of $257; due April, 2023; collateralized by a vehicle	$11,744	$14,364
Installment loan payable with interest at 12.99%; monthly payments of $13,396; due December 2018; personally, guaranteed by a shareholder	—	150,000
Installment loan payable with interest at 28.95%; weekly payments of $6,346.15; due June 2020; personally, guaranteed by a shareholder	379,826	—
Convertible debt with interest at 10%; due seven months from date of issuance; convertible at a fixed conversion price of $1.40 per share of common stock; net of a debt discount for the beneficial conversion feature of $50,714, of which $7,990 was amortized to amortization of loan costs during the year ended December 31, 2018.	267,276	—
	658,846	164,364
Less: current portion	(413,278)	(146,435)
Less: unamortized debt issuance costs	(153,210)	(5,985)
Long-term portion of notes payable	$92,358	$11,944

Future maturities of outstanding notes payable consist of the following:

Year	Principal Repayments	Amortization of Loan Costs and Debt Discount	Annual
2019	$566,926	$(153,648)	$413,278
2020	128,117	(25,041)	103,076
2021	2,811	(17,244)	(14,433)
2022	2,954		2,954
2023	762		762
TOTAL	$701,570	$(195,933)	$505,637

F-11

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 6 – INCOME TAXES

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC. The provision for income taxes from the period July 15, 2017 to December 31, 2017 is based on the pre-tax income generated by the Company during that period.

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

A valuation allowance is provided for the Company’s deferred tax assets and liabilities due to the uncertainty about whether the benefit from these assets and the obligation for the liabilities will be realized in the future because of the company’s doubt about its ability to continue as a going concern. Management monitors the Company’s ability to utilize operating losses prior to expiration. Changes resulting from management’s assessment will result in impacts to deferred tax assets and the corresponding impacts on the effective income tax rate. Valuation allowances were recorded to reduce deferred tax assets and liabilities to an amount that will, more likely than not, be realized in the future.

The components of the provision (benefit) for income taxes is as follows:

	For the year ended December 31, 2018	July 15, 2017 to December 31, 2017

Current:
Federal	$(362,284)	$85,833
State	(69,006)	16,789
	(431,290)	102,622
Deferred	22,100	3,692
	(409,190)	106,314
Less: Valuation allowance	405,498	—
Total	$(3,692)	$106,314

The Company included $19,940 of interest and penalties from prior year tax obligations in other income / (expense) for the year ended December 31, 2018.

A reconciliation of the provision for income taxes compared to statutory rates is as follows:

	For the year ended December 31, 2018		July 15, 2017 to December 31, 2017
	Amount	%	Amount	%
Federal (benefit) provision at statutory rates	(357,147)	(21.0)%	96,170	33.3%
State (benefit) provision, net of federal benefit	(68,028)	(4.0)%	11,564	4.0%
Other	15,985	0.9%	(1,420)	-0.5%
Valuation allowance	405,498	23.9%	—	—

Total	(3,692)	0.2%	106,314	36.8%

On December 22, 2017, the Tax Act was signed into law, a significant modification of existing U.S. federal tax legislation, which reduced our U.S. federal tax rate from 35% to 21%, effective January 1, 2018. Our accounting for the income tax effects of the new tax legislation is included in our provision.

F-12

Index

Smoke Cartel, Inc.
Notes to Financial Statements

Components of deferred taxes are:

	December 31, 2018	December 31, 2017

Deferred tax assets:
Tax benefit from net operating losses	$431,290	$—
Less: valuation allowance	(431,290)	—
Net deferred tax asset	$—	$—

Deferred tax liabilities:
Depreciation timing differences	$25,792	$3,692
Less: valuation allowance	(25,792)	—
Net deferred tax liability	$—	$3,692

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets and liabilities. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2018. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. On the basis of this evaluation, as of December 31, 2018, a full valuation allowance of $405,498 has been recorded on net deferred tax assets which are more likely than not to be realized. The amount of the deferred tax assets and liabilities considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth. The Company has $1,697,008 of operating loss carryforwards. The Tax Cuts and Job Acts legislation limits the usage of the operating loss carryforwards in any future period to an offset of 80% of taxable income. The operating loss carryforwards have an indefinite carryforward period.

Note 7 - Goodwill and Acquired Intangible Assets

The changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017 were as follows:

	2018	2017
Beginning balance	$71,898	$—
Acquisition of ErrlyBird assets	—	71,898
Acquisition of KushCo assets.	766,801	—
Measurement period adjustments – ErrlyBird assets	(35,525)	—
Ending balance	$803,174	$71,898

Acquired intangible assets that are subject to amortization consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Acquired Artwork (1)	$22,779	$(22,779)	$—	$22,779	$—	$22,779
Customer Relationships (2)	113,820	(2,586)	111,234	—	—	—
Advertising Agreements (3)	29,710	(7,428)	22,282	—	—	—
Subtotal – Definite-lived intangible assets	166,309	(32,793)	133,516	22,779	—	22,779
Trademarks and trade names	50,900	—	50,900	—	—	—
Domain names on online shop sites	48,742	—	48,742	—	—	—
Subtotal – Indefinite-lived intangible assets	99,642	—	99,642	—	—	—
Total	$265,951	$(32,793)	$233,158	$22,779	$—	$22,779

(1)     Estimated useful life of acquired artwork – 12 months.

(2)     Estimated useful life of customer relationships – 132 months.

(3)     Estimated useful life of advertising agreements – 12 months.

The Company expects to recognize amortization expense of $32,630 in 2019, and $10,347 in each of the years 2020 to 2029.

F-13

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 8– ACQUISITIONS

On September 21, 2018, Smoke Cartel, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kushco Holdings, Inc., a Nevada corporation (the “Seller”). The transactions contemplated by the Purchase Agreement closed on September 21, 2018 (the “Closing Date”). On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assumed none of the liabilities related to Seller and its line of business. The Assets the Company purchased from Seller included:

1)	Inventory of products as described in the Purchase Agreement;
2)	All machinery, tools, jigs, supplies, consumables, molds and the designs of such molds held by third party manufacturers on behalf of Seller with respect to the products listed in the Purchase Agreement;
3)	Certain intellectual property as listed in the Purchase Agreement;
4)	Goodwill of the business conducted by Seller; and
5)	Copies of all customer lists, supplier lists, quality control records, customer complaint records and sales materials and records relating to the products listed in the Purchase Agreement.

The Company intends to strategically use the assets acquired to increase its impact in the smoke accessories market.

In exchange for the purchased interests, the Company issued 1,410,145 shares of the Company’s common stock to the Seller. In accordance with ASC 805 the Company recorded the following transactions.

Shares issued, per agreement	1,410,145
Fair value per share issued on transaction date (rounded)	$0.85
Fair value of acquisition	$1,202,146

The assets acquired included:

Inventory	$192,173
Existing customer relationships	113,820
Advertising agreement	29,710
Trademark / Tradename	50,900
Domain names and online store	48,742
Identifiable tangible and intangible assets	435,345
Goodwill	766,801
Fair value of acquisition	$1,202,146

The advertising agreement is being amortized over 12 months. The existing customer relationships are being amortized over 132 months.

The Company determined that the acquisition resulted in the recognition of goodwill primarily because of synergies from combining operations.

On November 6, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Early Bird Distribution, LLC, a privately held limited liability company incorporated under the laws of California (“Early Bird”), and the members of Early Bird. As a result of the transaction, Early Bird became a wholly-owned subsidiary of the Company. The total consideration paid was $196,207 and consisted of the following in accordance with the terms of the Purchase Agreement:

1)	The Company agreed to pay the minority member of Early Bird $60,000, payable with an initial deposit of $10,000 within 5 days of execution and the balance due at closing;
2)	The Company agreed to issue to the majority member of Early Bird, Robert Ingram, 50,000 shares of the Company’s common stock, valued at $50,000; and
3)	The Company agreed to purchase $86,207 of inventory of Early Bird, payable to the majority member, at original cost within one year from closing.

F-14

Index

Smoke Cartel, Inc.
Notes to Financial Statements

Each of the Company, Early Bird and the shareholders of Early Bird provided customary representations and warranties, pre-closing covenants and closing conditions in the Agreement.

Further under the Agreement, the Company agreed to enter into an employment agreement with Robert Ingram to serve as Director of Product Development. The agreement grants Mr. Ingram an annual base salary of $72,000, cash and equity bonuses upon the achievement of milestones, health and benefits and severance for termination without cause. In connection with the Purchase Agreement, Mr. Ingram agreed to certain restrictive covenants including certain non-compete and non-solicitation provisions under a business protection agreement that he signed with the Company.

Management believe that the acquisition of Early Bird Distribution is a strategy to increase its market share in wholesale customers.

The acquisition consideration is as follows:

Cash	$60,000
Payable for inventory acquired	86,207
Fair value of Smoke Cartel, Inc. Common Stock	50,000
$196,207

The fair value of consideration is allocated as follows:

Inventory	$86,207
Molds	17,300
Artwork	22,779
Net liabilities assumed	(1,977)
Goodwill recognized	71,898
$196,207

Intangible assets (Artwork) is being amortized over its expected useful life of 1 year.

During 2018, the Payable for inventory acquired was adjusted downward by $35,525 to reflect the amount of inventory that the Company agreed to pay for in the transaction. A corresponding reduction in Goodwill was also recorded.

NOTE 9 - REGULATION CF OFFERING

On August, 8, 2018, the Company filed a Form C with the SEC to conduct a Regulation CF Offering. The Crowdfunding offering was conducted through the intermediary portal, StartEngine.com.

Smoke Cartel conducted the offering pursuant to Section 4(a)(6) of the Securities Act and offered stock in the Company at $1.50 per share. The maximum offering was 713,330 shares of common stock valued at $1,069,995.00 and the minimum offering is 6,666 shares valued at $9,999. The minimum investor price per investor was $100.50 and the maximum per investor was $102,000. The offering was available for 90 days and ended on November 6, 2018.

The Company issued 86,340 shares of its common stock through StartEngine based on the funds received from over 200 qualified investors by the end of December 31, 2018.

F-15

Index

Smoke Cartel, Inc.
Notes to Financial Statements

NOTE 10 - FIXED FUNDING COMMITMENT

On November 13, 2018, the Company entered an investment agreement with Tangiers Global, LLC or a Fixed Funding Commitment which will provide the Company with an equity investment of up to $5 million. The term of the agreement is for a period of up to 36 months. The Company may deliver a put notice to Tangiers with the number of shares of Common Stock it intends to sell, the maximum of which per notice must be no more than 200% of the average daily trading volume of the Company’s Common Stock for the prior ten consecutive trading days. The minimum put amount is $10,000 and the such amount must not exceed an accumulative amount of $350,000. The purchase price per share to be paid by Tangiers will be 85% of the lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date of the put notice. The funding is contingent upon the Company filing an S-1 registration statement with the Securities and Exchange Commission and having the Commission deem the registration effective. Concurrent with execution of the investment agreement, the Company also entered into a bridge loan facility with a face value of up to $610,000, with an initial principal amount of $160,000 pursuant to which it issued a 10% fixed price convertible promissory note to Tangiers. Proceeds of both the bridge loan and equity facilities may be used for working capital purposes and to pursue other strategic opportunities.

On December 20, 2018, the Company received a second round of debt funding of $150,000 under the loan facility that was used to continue to fund working capital. Tangiers also received as part of these arrangements, 90,000 shares of common stock as commitment fees for entering into the relationship (35,000 shares) and for each borrowing tranche (27,500 per tranche) provided under the loan facility. The market value of these awards of common stock are classified as deferred financing costs and are offset against the outstanding debt amounts. The original amount recorded was $148,875, of which $13,160 has been recorded as interest expense during 2018.

The conversion feature of the convertible debt is at a fixed conversion price of $1.40 per share. If the convertible notes are not retired on or before their maturity date, Tangiers has the right, at its sole option, to convert whole or in part the outstanding and unpaid principal amount into shares of Common Stock at the lower of (a) the conversion price of $1.40 per share or (b) 65% of the lowest trading price of the Company’s Common Stock during the 15 consecutive trading days prior to the date the Holder elects to convert. The intrinsic value of the convertible debt has been recorded as a beneficial conversion feature and included as a component of additional paid in capital, with a corresponding decrease in the outstanding debt at the time of issuance. The beneficial conversion feature was valued at $50,714. Subsequent to the issue date, the value of the debt has been accreted by $7,990 which was recorded as interest expense during 2018.

NOTE 11 – SUBSEQUENT EVENTS

In March 2019, the Company received a third round of debt funding of $75,000 under the loan facility from Tangiers Global LLC. Along with this tranche of funding, the Company issued an additional 13,750 shares of common stock to Tangiers. The fair value of the common stock will be recorded as deferred financing costs and offset against the outstanding debt amounts.

F-16

Index

Smoke Cartel, Inc.

Balance Sheets

as of March 31, 2019 and December 31, 2018

ASSETS	March 31, 2019 (unaudited)	December 31, 2018
Current assets
Cash and cash equivalents	$68,584	$140,093
Inventories	601,266	675,707
Other assets	45,711	44,968
Total current assets	715,561	860,768
Fixed assets, net	104,243	114,187
Operating lease right-of-use assets	832,227	—
Intangible assets, net	223,144	233,158
Goodwill	803,174	803,174
Total assets	$2,678,349	$2,011,287
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$296,005	$202,427
Income tax payable	136,847	122,562
Current portion of operating lease liabilities	120,585	—
Current portion of loans payable	526,874	413,278
Total current liabilities	1,080,311	738,267
Loans payable, net of current portion	58,064	92,358
Deferred rent	—	9,604
Operating lease liabilities, net of current portion	724,449	—
Total liabilities	1,862,824	840,229
Commitments (Note 2)
Stockholders' equity Common stock; $0.0001 par value; 380,000,000 shares authorized; 21,950,241 and 21,936,491 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.	2,196	2,194
Additional paid-in capital	1,939,369	1,927,615
Accumulated deficit	(1,126,040)	(758,751)
Total stockholders' equity	815,525	1,171,058
Total liabilities and stockholders' equity	$2,678,349	$2,011,287

The accompanying notes are an integral part of these financial statements

F-17

Index

Smoke Cartel, Inc.

Statements of Operations

For the Three-Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31
	2019 (unaudited)	2018 (unaudited)
Revenues	$485,700	$1,202,421
Cost of revenues	118,654	522,335
Gross profit	367,046	680,086
Operating expenses
General and administrative expenses	118,426	219,716
Advertising and promotion	40,102	133,565
Payroll and related expenses	226,674	398,241
Shipping expenses	81,624	166,536
Professional fees	101,596	95,206
Rent Expense	—	73,039
Lease Cost	49,715	—
Total operating expenses	618,137	1,086,303
Loss from operations	(251,091)	(406,217)
Other income (expenses)
Interest expense	(101,042)	—
Other expense/income	(15,156)	(5,992)
Loss before income taxes	(367,289)	(412,209)
Income tax benefit	—	95,735
Net Loss	$(367,289)	$(316,474)

Basic and diluted weighted average common shares outstanding	21,939,088	20,220,839
Basic and diluted loss per share	$(0.02)	$(0.02

The accompanying notes are an integral part of these financial statements.

F-18

Index

Smoke Cartel, Inc.

Statements of Cash Flows

For the Three-Month Periods Ended March 31, 2019 and 2018

	2019 (unaudited)	2018 (unaudited)
Cash Flows from Operating Activities
Net loss	$(367,289)	$(316,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,958	7,330
Deferred taxes	—	(95,735)
Deferred financing costs	47,309	1,496
Loss on sale of fixed assets	1,500	—
Amortization of operating lease right-of-use asset	31,053	—
Accretion of beneficial conversion feature of convertible debt	21,735	—
Changes in assets and liabilities
Accounts receivable	—	(18,533)
Inventories	74,441	(16,499)
Prepaid expenses and other current assets	(743)	(32,910)
Accounts payable and accrued expenses	107,864	81,715
Operating lease liabilities	(27,851)	—
Net cash used in operating activities	(96,023)	(389,610)
Cash Flows from Investing Activities
Fixed asset additions	—	(87,574)
Sale of fixed assets	2,500	—
Net cash provided by (used in) investing activities	2,500	(87,574)
Cash Flows from Financing Activities
Stockholder contributions	—	75,000
Proceeds from notes payable	75,000	—
Payments on notes payable	(52,986)	(36,292)
Net cash provided by financing activities	22,014	38,708
Net decrease in cash	(71,509)	(438,476)
Cash, beginning of period	140,093	661,131
Cash, end of period	$68,584	$222,655
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,935	$4,668
Right-of-use assets obtained in exchange for new operating lease liabilities	$863,280	$—
Non-cash investing and financing transactions
Financing of debt issuance costs	$11,756	$—

The accompanying notes are an integral part of these financial statements.

F-19

Index

Smoke Cartel, Inc.

Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Change of Business

Lemont Inc. (“Lemont”) was formed on August 15, 2014 and was engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, Lemont entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

For accounting purposes, this is a reverse acquisition with Smoke Cartel (the “Company”) being the accounting acquirer of Lemont. For legal purposes, Lemont issued shares to the Smoke Cartel shareholders followed by a merger and recapitalization of Lemont.

Also, on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business. Effective August 29, 2017, the Company’s name and trading symbol was changed to Smoke Cartel, Inc. (SMKC).

The Company has established a fiscal year end of December 31.

Basis of Presentation and Ability to Continue as a Going Concern

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) on the basis that the Company will continue as a going concern, which assumes that the Company will be able to realize its assets and meet its obligations and continue its operations for a period of one year from the financial statement issuance date. For the three-month period ended March 31, 2019, the Company had a net loss. The Company also has an accumulated deficit. Further losses are expected as the Company continues to experience slower than expected revenue growth along with negative cash flow from operations and ongoing debt obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern within one year from the financial statement issuance date. The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities when they come due from normal business operations. Management intends to finance operating costs over the next twelve months with loans and additional private placement of common stock. Management has also put in place changes to business operations that will help it move towards profitability. The continuation of the Company as a going concern is dependent upon the continued financial support from our existing shareholders and our ability to obtain necessary equity financing to continue toward funding our operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-20

Index

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits.

Inventories

The Company’s inventories consist primarily of merchandise for sale and packaging materials and are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out methodology. The Company establishes inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value. We record provisions for excess or obsolete inventory as cost of sales.

The Company records inbound shipping costs to cost of revenues when inventory is sold. Outbound shipping costs are recorded as a separate operating expense.

Property and Equipment

Property and equipment purchases are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful life (Years)
Furniture and Equipment	3-5
Leasehold Improvement	Term or lease or 3-5 whichever is shorter
Vehicles	5

Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

F-21

Index

Fixed assets consist of the following at March 31, 2019 and December 31, 2018:

	March 31, 2019	December 31, 2018
Furniture and Equipment	$22,300	$22,300
Vehicles	25,901	35,250
Leasehold Improvements	107,573	107,573
Accumulated Depreciation	(51,531)	(50,936
Net Fixed Assets	$104,243	$114,187

Depreciation expense totaled $5,944 and $1,635 for the three-month periods ended March 31, 2019 and 2018, respectively.

Lessee Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As our lease contract does not provide an implicit rate, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of the lease payments.

The Company’s operating leases may include an option to extend the lease. The specific terms and conditions of any extension options may vary from lease to lease, but would be consistent with standard industry practices in each area that the Company operates. The Company reviews each of its lease options at a time required by the terms of the lease contract, and notifies the lessor if it chooses to exercise the lease renewal option. Until the Company is reasonably certain that it will extend the lease contract, the renewal option periods will not be recognized as right-of-use assets or lease liabilities.

Revenue Recognition

Net sales consist primarily of revenue from sale of merchandise and accessories. Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates of return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers or using expected cost plus a margin. We offer consumer products through our online sales sites. Revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon our delivery to the carrier or the customer. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

F-22

Index

Earnings Per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods. There are no potentially dilutive shares outstanding at March 31, 2019 and 2018.

Impairment Assessment

The Company evaluates intangible assets and long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset's carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each year or more often if and when circumstances indicate that goodwill may not be recoverable. There was no impairment of intangible assets, long-lived assets or goodwill during the three-month period ended March 31, 2019.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

We establish assets and liabilities for uncertain tax positions taken or expected to be taken in income tax returns, using a more-likely-than-not recognition threshold. We include in income tax expense any interest and penalties related to uncertain tax positions. As of March 31, 2019, there were no material unrecognized tax benefits. The Company’s major tax jurisdiction is the United States. The Company is no longer subject to tax examinations by tax authorities in the United States for tax years prior to 2015.

Recently Adopted Authoritative Guidance

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The FASB amended lease accounting requirements to begin recording assets and liabilities arising from most leases on the balance sheet. The new guidance also requires significant additional disclosures about the amount and timing of cash flows from leases. The Company adopted this new guidance on January 1, 2019. In July 2018, the FASB issued amendments in ASU 2018-11, which provide a transition election to not restate comparative periods for the effects of applying the new standard. This transition election permits entities to change the date of initial application to the beginning of the year of adoption and to recognize the effects of applying the new standard as a cumulative-effect adjustment to the opening balance of retained earnings. The Company has elected this transition approach as well as elected the package of practical expedients permitted under the transition guidance within the new standard, which will allow the Company to carry forward the historical lease classification of contracts entered into prior to January 1, 2019. As a result of electing the package of practical expedients described above, existing leases and related initial direct costs have not been reassessed prior to the effective date, and therefore, adoption of the lease standard did not have any impact on the Company’s previously reported financial statements.

The Company also elected the following practical expedient: (i) leases with an initial term of 12 months or less are not recorded in the Balance Sheets, and the associated lease payments are recognized in the Statements of Operations on a straight-line basis over the lease term.

F-23

Index

The Company’s adoption of the new standard impacted the Balance Sheets at the beginning of the period of adoption as follows:

	January 1, 2019
	Pre-ASC 842 Balances	ASC 842 Adoption Impact	Post-ASC 842 Balances
Operating lease right-of-use assets	$—	$863,280	$863,280
Operating lease liabilities - current	—	116,586	116,586
Operating lease liabilities – long-term	—	756,298	756,298
Deferred rent liability (1)	9,604	(9,604)	—

(1)	Adjustment represents the reclassification of deferred rent to reduce the operating lease right-of-use assets.

Adoption of the standard did not have an impact on the Company’s stockholders’ equity, statements of operations and statements of cash flows as of January 1, 2019.

In June 2018, the FASB issued updated ASU 2018-07 – Compensation – Stock Compensation (Topic 718) on accounting for nonemployee share-based award payments granted to acquire goods and services to be used or consumed in the grantor’s own operations. This guidance does not apply in the case that the share-based payment was made to provide financing to the issuer, or in the case that the awards are made in conjunction with selling goods and services to customers under a contract accounted for under Topic 606 – Revenue from Contracts with Customers. The stated objectives of this update are part of FASB’s simplification initiative, and provisions affecting publicly held companies include simplifying (1) the method that nonemployee share-based awards are measured; (2) the method used to arrive at the measurement date; (3) accounting for share-based awards with performance conditions; and (4) the classification reassessment of share-based awards in certain situations. The Company adopted this new standard on January 1, 2019, with no impact to our results of operations.

Valuation of Business Combinations and Acquisition of Intangible Assets

The Company records intangible assets acquired in business combinations and acquisitions of intangible assets under the purchase method of accounting. The Company accounts for acquisitions in accordance with FASB ASC Topic 805, Business Combinations. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of the fair value of the net tangible assets acquired to identifiable intangible assets, including purchased intangibles based on detailed valuations that use information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. In some cases, the Company may use outside advisors to assist with determining the fair value of assets and liabilities acquired.

Business Combinations

The Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions and tax-related valuation allowances are initially established in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s statements of operations.

F-24

Index

NOTE 2 - Lessee leases

On January 15, 2018, the Company relocated and leased office and warehouse space in Savannah, Georgia from Hendricks Commercial Properties, LLC, for a term of five years at a total cost for the five years of $968,364. In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The terms of the transferred lease were essentially identical to the existing lease, but the lease was extended to run for six years at a total cost of $1,209,749.

The maturity schedule of future minimum lease payments under operating leases and the reconciliation to the operating lease liabilities on the balance sheets was as follows:

March 31, 2019
Remaining nine months of 2019	$140,904
2020	193,031
2021	198,824
2022	204,786
2023	210,927
Thereafter	108,365
Total operating lease payments	$1,056,837
Present value adjustment	(211,803
Total operating lease liabilities (1)	$845,034

(1)	Amount consists of a current and long-term portion of operating lease liabilities of $120,585 and $724,449, respectively.

Prior to the adoption of the new lease accounting standard, the maturity schedule of future minimum lease payments under operating leases was as follows:

December 31, 2018
2019	$187,416
2020	$193,031
2021	$198,824
2022	$204,786
2023	$210,927
Thereafter	$108,365
Total minimum future lease payments	$1,103,349

Operating lease costs were $49,715 for the three months ended March 31, 2019.

The following table summarized other information related to the Company’s operating leases for the three months ended March 31, 2019:

Three months ended March 31, 2019
Right-of-use assets obtained in exchange for new lease liabilities	$863,280

Weighted-average remaining lease term, years	5.25
Weighted-average discount rate, %	8.8%

F-25

Index

NOTE 3– CAPITAL STOCK

The Company's authorized capital is 380,000,000 common shares with a par value of $0.0001 per share.

As of December 31, 2017, the Company has not granted any stock options. During 2017, the Company issued 18,999,601 shares of common stock to the holders of Smoke Cartel, 150,000 shares of common stock in satisfaction of a note payable, and 50,000 shares in conjunction with the Early Bird acquisition.

In March 2018, the Company issued 75,000 shares of common stock to Trillium Partners LLP at a unit price of $1.00 per share.

In April 2018, the Company issued 75,000 shares of common stock to Haris Tajyar as part of a consulting agreement with Investor Relations Partners in exchange for $75,000 of investor relations services.

In September 2018, the Company granted 75,000 warrants to Trillium Partners LLP, with an exercise price of $1.00 per common share. These warrants were in exchange for services rendered and were valued using the Black-Scholes model. The fair value of the warrants was estimated to be $36,853 and were recorded as operating expenses. The warrants expire after twelve months. As of March 31, 2019 none of the warrants were exercised.

During the third quarter of 2018, the Company issued 1,410,145 shares of common stock related to the asset purchase of Roll Uh Bowl from KushCo Holdings, Inc. as part of an Asset Purchase Agreement. The valuation of this acquisition, including a discount for the lack of marketability of that volume of shares, was approximately $1.2M.

During the fourth quarter of 2018, the Company issued 86,340 shares of common stock to 246 shareholders under a crowd funding stock offering at an offering price of $1.50 per share.

Also, during the fourth quarter of 2018, the Company issued 90,000 shares of common stock to Tangiers Global LLC as commitment fees related to entering into an Investment Agreement, Registration Rights Agreement and Convertible Debt Agreement.

On March 14, 2019, the Company issued 13,750 shares of common stock to Tangiers Global LLC as an additional commitment fee related to funding received under the existing Convertible Debt Agreement.

NOTE 4 - RELATED PARTY TRANSACTIONS

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The Company made $106,400 in rent payments to 2G Realty, LLC during 2018. The Company made payments of $46,112 and $9,200 for rent payments and reimbursements for taxes and other operating expenses, respectively, for the three-month period ended March 31, 2019.

In June 2018 the Company made a payment of $25,000 to PacificShore Ventures, Inc., a shareholder of the Company, as a placement fee for the $500,000 loan from a third-party lender.

During 2018, Mr. Charles Bowen was named to the Board of Directors. Mr. Bowen has represented the Company since its inception as its general corporate attorney. He will continue to represent the Company, but only for minor legal issues. Mr. Bowen has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. The Company plans to compensate its directors but has not yet determined the amount and type of consideration at the present time. During the three-month period ended March 31, 2019, the Company incurred $2,291 in legal fees with the Bowen Law Group for various legal services.

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Index

NOTE 5 – LOANS PAYABLE

Loans payable consist of the following:

	March 31, 2019	December 31, 2018

Installment loan payable with interest at 5.1%; monthly payments of $257; due April, 2023; collateralized by a vehicle	$11,120	$11,744
Installment loan payable with interest at 28.95%; weekly payments of $6,346.15; due June 2020; personally, guaranteed by a shareholder	327,464	379,826
Convertible debt with interest at 10%; due seven months from date of issuance; convertible at a fixed conversion price of $1.40 per share of common stock; net of a debt discount for the beneficial conversion feature of $50,714, of which $21,735 and $7,990 was amortized to amortization of loan costs during the three-month period and year ended March 31, 2019 and December 31, 2018, respectively.	364,011	267,276
	702,595	658,846
Less: current portion	(526,874)	(413,278)
Less: unamortized debt issuance costs	(117,657)	(153,210)
Long-term portion of notes payable	$58,064	$92,358

Future maturities of outstanding notes payable consist of the following:

Year	Principal Repayments	Amortization of Loan Costs and Debt Discount	Annual
2019	$588,940	$(101,568)	$487,372
2020	128,117	(19,833)	108,284
2021	2,810	(17,244)	(14,434)
2022	2,954		2,954
2023	762		762
TOTAL	$723,583	$(138,645)	$584,938

NOTE 6 – INCOME TAXES

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC. The provision for income taxes from the period July 15, 2017 to December 31, 2017 is based on the pre-tax income generated by the Company during that period.

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-27

Index

A valuation allowance is provided for the Company’s deferred tax assets and liabilities due to the uncertainty about whether the benefit from these assets and the obligation for the liabilities will be realized in the future because of the company’s doubt about its ability to continue as a going concern. Management monitors the Company’s ability to utilize operating losses prior to expiration. Changes resulting from management’s assessment will result in impacts to deferred tax assets and the corresponding impacts on the effective income tax rate. Valuation allowances were recorded to reduce deferred tax assets and liabilities to an amount that will, more likely than not, be realized in the future.

The components of the provision (benefit) for income taxes is as follows:

	For the three-month period ended March 31, 2019	For the three-month period ended March 31, 2018

Current:
Federal	$—	$—
State	—	—
	—	—
Deferred	(131,185)	(95,735)

Less: Valuation allowance	131,185	—
Total	$—	$(95,735)

A reconciliation of the provision for income taxes compared to statutory rates is as follows:

	For the three-month period ended March 31, 2019		For the three-month period ended March 31, 2018
	Amount	%	Amount	%
Federal (benefit) provision at statutory rates	(73,891)	21.0%	(81,725)	35.0%
State (benefit) provision, net of federal benefit	(21,112)	6.0%	(14,010)	6.0%
Other	(36,182)	10.0%	—	—
Valuation allowance	131,185	(37.0%)	—	—

Total	—	0.0%	(95,735)	(41.0%)

On December 22, 2017, the Tax Act was signed into law, a significant modification of existing U.S. federal tax legislation, which reduced our U.S. federal tax rate from 35% to 21%, effective January 1, 2018. Our accounting for the income tax effects of the new tax legislation is included in our provision.

Components of deferred taxes are:

	March 31, 2019	December 31, 2018

Deferred tax assets:
Tax benefit from net operating losses	$562,475	$431,290
Less: valuation allowance	(562,475)	(431,290)
Net deferred tax asset	$—	$—

Deferred tax liabilities:
Depreciation timing differences	$25,792	$25,792
Less: valuation allowance	(25,792)	(25,792)
Net deferred tax liability	$—	$—

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Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets and liabilities. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2018 and continuing into the three-month period ended March 31, 2019. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. Based on this evaluation, as of March 31, 2019, a full valuation allowance of $536.7K has been recorded on net deferred tax assets which are more likely than not to be realized. The amount of the deferred tax assets and liabilities considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth. The Company has $2,083.2K of operating loss carryforwards. The Tax Cuts and Job Acts legislation limits the usage of the operating loss carryforwards in any future period to an offset of 80% of taxable income. The operating loss carryforwards have an indefinite carryforward period.

Note 7 - Goodwill and Acquired Intangible Assets

The changes in the carrying amount of goodwill for the three-month periods ended March 31, 2019 and 2018 were as follows:

	2019	2018
Beginning balance	$803,174	$71,898
Acquisition of ErrlyBird assets	—	—
Acquisition of KushCo assets.	—	—
Measurement period adjustments – ErrlyBird assets	—	—
Ending balance	$803,174	$71,898

Acquired intangible assets that are subject to amortization consisted of the following as of March 31, 2019 and December 31, 2018:

	March 31, 2019			December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Acquired Artwork (1)	$22,779	$(22,779)	$—	$22,779	$(22,779)	$—
Customer Relationships (2)	113,820	(5,173)	108,647	113,820	(2,586)	111,234
Advertising Agreements (3)	29,710	(14,855)	14,855	29,710	(7,428)	22,282
Subtotal – Definite-lived intangible assets	166,309	(42,807)	123,502	166,309	(32,793)	133,516
Trademarks and trade names	50,900	—	50,900	50,900	—	50,900
Domain names on online shop sites	48,742	—	48,742	48,742	—	48,742
Subtotal – Indefinite-lived intangible assets	99,642	—	99,642	99,642	—	99,642
Total	$265,951	$(42,807)	$223,144	$265,951	$(32,793)	$233,158

1)       Estimated useful life of acquired artwork – 12 months.

2)       Estimated useful life of customer relationships – 132 months.

3)       Estimated useful life of advertising agreements – 12 months.

The Company expects to recognize amortization expense of $22,615 for the remainder of 2019, and $10,347 in each of the years 2020 to 2029.

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NOTE 8– ACQUISITIONS

On September 21, 2018, Smoke Cartel, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kushco Holdings, Inc., a Nevada corporation (the “Seller”). The transactions contemplated by the Purchase Agreement closed on September 21, 2018 (the “Closing Date”). On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assumed none of the liabilities related to Seller and its line of business. The Assets the Company purchased from Seller included:

1)	Inventory of products as described in the Purchase Agreement;
2)	All machinery, tools, jigs, supplies, consumables, molds and the designs of such molds held by third party manufacturers on behalf of Seller with respect to the products listed in the Purchase Agreement;
3)	Certain intellectual property as listed in the Purchase Agreement;
4)	Goodwill of the business conducted by Seller; and
5)	Copies of all customer lists, supplier lists, quality control records, customer complaint records and sales materials and records relating to the products listed in the Purchase Agreement.

The Company intends to strategically use the assets acquired to increase its impact in the smoke accessories market.

In exchange for the purchased interests, the Company issued 1,410,145 shares of the Company’s common stock to the Seller. In accordance with ASC 805 the Company recorded the following transactions.

Shares issued, per agreement	1,410,145
Fair value per share issued on transaction date (rounded)	$0.85
Fair value of acquisition	$1,202,146

The assets acquired included:

Inventory	$192,173
Existing customer relationships	113,820
Advertising agreement	29,710
Trademark / Tradename	50,900
Domain names and online store	48,742
Identifiable tangible and intangible assets	435,345
Goodwill	766,801
Fair value of acquisition	$1,202,146

The advertising agreement is being amortized over 12 months. The existing customer relationships are being amortized over 132 months.

The Company determined that the acquisition resulted in the recognition of goodwill primarily because of synergies from combining operations.

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NOTE 9 - REGULATION CF OFFERING

On August, 8, 2018, the Company filed a Form C with the SEC to conduct a Regulation CF Offering. The Crowdfunding offering was conducted through the intermediary portal, StartEngine.com.

Smoke Cartel conducted the offering pursuant to Section 4(a)(6) of the Securities Act and offered stock in the Company at $1.50 per share. The maximum offering was 713,330 shares of common stock valued at $1,069,995.00 and the minimum offering is 6,666 shares valued at $9,999. The minimum investor price per investor was $100.50 and the maximum per investor was $102,000. The offering was available for 90 days and ended on November 6, 2018.

The Company issued 86,340 shares of its common stock through StartEngine based on the funds received from over 200 qualified investors by the end of December 31, 2018.

NOTE 10 - FIXED FUNDING COMMITMENT

On November 13, 2018, the Company entered an investment agreement with Tangiers Global, LLC or a Fixed Funding Commitment which will provide the Company with an equity investment of up to $5 million. The term of the agreement is for a period of up to 36 months. The Company may deliver a put notice to Tangiers with the number of shares of Common Stock it intends to sell, the maximum of which per notice must be no more than 200% of the average daily trading volume of the Company’s Common Stock for the prior ten consecutive trading days. The minimum put amount is $10,000 and such amount must not exceed an accumulative amount of $350,000. The purchase price per share to be paid by Tangiers will be 85% of the lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date of the put notice. The funding is contingent upon the Company filing an S-1 registration statement with the Securities and Exchange Commission and having the Commission deem the registration effective. Concurrent with execution of the investment agreement, the Company also entered into a bridge loan facility with a face value of up to $610,000, with an initial principal amount of $160,000 pursuant to which it issued a 10% fixed price convertible promissory note to Tangiers. Proceeds of both the bridge loan and equity facilities may be used for working capital purposes and to pursue other strategic opportunities.

On December 20, 2018, the Company received a second round of debt funding of $150,000 under the loan facility that was used to continue to fund working capital.

On March 14, 2019, the Company received a third round of debt funding of $75,000 under the loan facility that was again used to continue to fund working capital.

Tangiers also received as part of these arrangements, 103,750 shares of common stock as commitment fees for entering into the relationship (35,000 shares of common stock) and for each of the first two borrowing tranches (27,500 shares of common stock per each tranche) and an additional 13,750 shares of common stock for the third tranche as provided under the loan facility. The market value of these awards of common stock are classified as deferred financing costs and are offset against the outstanding debt amounts. The original amount recorded for all shares of common stock issued was $160,631, of which $44,183 has been recorded as interest expense during the three-month period ended March 31, 2019.

The conversion feature of the convertible debt is at a fixed conversion price of $1.40 per share. If the convertible notes are not retired on or before their maturity date and are found to be in default, Tangiers has the right, at its sole option, to convert whole or in part the outstanding and unpaid principal amount into shares of Common Stock at the lower of (a) the conversion price of $1.40 per share or (b) 65% of the lowest trading price of the Company’s Common Stock during the 15 consecutive trading days prior to the date the Holder elects to convert.

The intrinsic value of the convertible debt has been recorded as a beneficial conversion feature and included as a component of additional paid in capital, with a corresponding decrease in the outstanding debt at the time of issuance. The beneficial conversion feature was valued at $50,714. Subsequent to the issue date, the value of the debt has been accreted by $29,724, of which $21,735 was recorded as interest expense during the three-month period ended March 31. 2019.

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NOTE 11 – SUBSEQUENT EVENTS

On May 2, 2019, the Company and Tangiers Global, LLC modified the convertible debt agreement such that the conversion price for all borrowings under the agreement will be at $0.80 per common share. The maturity date of the initial tranche of $160,000 issued under this convertible debt agreement will be extended an additional two months, to nine months from its effective date.

Also on May 2, 2019, the Company received an additional borrowing tranche of $157,500 from Tangiers Global, LLC. The Company issued an additional 27,500 shares of common stock to Tangiers Global LLC as an incentive for providing this convertible debt funding.

The modification to the maturity date of the initial tranche of the convertible debt agreement represents less than a 10% change in projected cash flows under the agreement, or approximately $2.6K in additional interest expense.

The modification to the fixed conversion price from $1.40 per common share to $0.80 per common share results in a substantial change in the beneficial conversion feature when compared to the fair value of the debt instrument. As such, the Company will recognize as interest expense the remaining balance of the existing beneficial conversion feature of $21.0K, effective on the modification date. On a go-forward basis the new beneficial conversion feature for all outstanding convertible debt will be recorded as an increase to additional paid-in-capital of $135.6K. This amount will be recognized as interest expense over the remaining lives of the various convertible debt tranches.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of  forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) on the basis that the Company will continue as a going concern, which assumes that the Company will be able to realize its assets and meet its obligations and continue its operations for the next year. For the year ended December 31, 2018, the Company had a net loss. The Company also has an accumulated deficit. Further losses are expected as the Company continues to experience slower than expected revenues along with negative cash flow from operations and ongoing debt obligations. These factors raise substantial doubt as to its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities when they come due from normal business operations. Management intends to finance operating costs over the next twelve months with loans and additional private placement of common stock. Management has also put in place changes to business operations that will help it move towards profitability. The continuation of the Company as a going concern is dependent upon the continued financial support from our existing shareholders and our ability to obtain necessary equity financing to continue toward funding our operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The preparation of these financial statements requires the Company’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company’s estimates are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for the Company’s conclusions. The Company continually evaluates the information used to make these estimates as its business and the economic environment change. The Company’s management believes that certain estimates, assumptions and judgments derived from the accounting policies have significant impact on its financial statements, so the Company considers the following be its critical accounting policies.

Inventories

The Company’s inventories consist primarily of merchandise for sale and packaging materials and are stated at the lower of cost or realizable value. Cost is determined using the first-in, first-out methodology. As a designer and manufacturer of products for the cannabis industry, we may be exposed to a number of economic and industry factors that could result in portions of our inventory becoming obsolete or in excess of anticipated usage. These factors include, but are not limited to, our ability to meet changing customer requirements, competitive pressures on products and prices, reliability and replacement of and the availability of products from our suppliers. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete. We regularly evaluate our ability to realize the value of our inventory based on a combination of factors including the following: forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Assumptions used in determining our estimates of future product demand may prove to be incorrect, in which case the provision required for excess and obsolete inventory would have to be adjusted in the future. If inventory is determined to be overvalued, we would be required to recognize such costs as cost of goods sold at the time of such determination. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value.

Provisions for excess or obsolete inventory are primarily based on our estimates of forecasted net sales. A significant change in the timing or level of demand for our products as compared to forecasted amounts may result in recording additional provisions for excess inventory in the future. We record provisions for excess or obsolete inventory as cost of sales.

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Revenue Recognition

Net sales consist primarily of revenue from sale of merchandise and accessories. Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates of return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers or using expected cost plus a margin. We offer consumer products through our online sales sites. Revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon our delivery to the carrier or the customer. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Impairment Assessment

The Company evaluates intangible assets and long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset's carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each year or more often if and when circumstances indicate that goodwill may not be recoverable. There was no impairment of intangible assets, long-lived assets or goodwill during years ended December 31, 2018 and December 31, 2017.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

Valuation of Business Combinations and Acquisition of Intangible Assets

The Company records intangible assets acquired in business combinations and acquisitions of intangible assets under the purchase method of accounting. The Company accounts for acquisitions in accordance with FASB ASC Topic 805, Business Combinations. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of the fair value of the net tangible assets acquired to identifiable intangible assets, including purchased intangibles based on detailed valuations that use information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. In some cases, the Company may use outside advisors to assist with determining the fair value of assets and liabilities acquired.

Business Combinations

The Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions and tax-related valuation allowances are initially established in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s statements of operations.

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Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

The Company will adopt the new standard on January 1, 2019 using a modified retrospective approach. Smoke Cartel will elect the transition method that allows for the application of the standard at the adoption date rather than at the beginning of the earliest comparative period presented in the financial statements. The Company intends to elect available practical expedients. The Company is currently evaluating the impact of adoption on its financial statements.

In June 2018, the FASB issued updated ASU 2018-07 – Compensation – Stock Compensation (Topic 718) on accounting for nonemployee share-based award payments granted to acquire goods and services to be used or consumed in the grantor’s own operations. This guidance does not apply in the case that the share-based payment was made to provide financing to the issuer, or in the case that the awards are made in conjunction with selling goods and services to customer under a contract accounted for under Topic 606 – Revenue from Contracts with Customers. The stated objectives of this update are part of FASB’s simplification Initiative, and provisions affecting publicly held companies include simplifying (1) the method that nonemployee share-based awards are measured; (2) the method used to arrive at the measurement date; (3) accounting for share-based awards with performance conditions; and (4) the classification reassessment of share-base awards in certain situations. The new guidance will be effective for us at the beginning of fiscal year 2019.  Early adoption is permitted.

The Company is in the process of evaluating the impact the adoption of this guidance will have on our consolidated financial statements and related disclosures. The Company will adopt this new standard on January 1, 2019.

Results of Operations

The following table sets forth statements of operations data for years ended December 31, 2018 and 2017.

	Years Ended December 31
	2018	2017
Revenues	$3,795,277	$5,895,040
Cost of revenues	1,470,428	2,292,628
Gross profit	2,324,849	3,602,412
Operating expenses
General and administrative expenses	739,094	788,650
Advertising and promotion	270,140	349,081
Payroll and related expenses	1,324,633	1,207,120
Shipping expenses	564,979	751,494
Officer compensation	212,307	177,826
Professional fees	479,324	111,928
Rent expenses	290,528	175,275
Total operating expenses	3,881,005	3,561,374
(Loss)/income from operations	(1,556,156)	41,038
Other income (expenses)
Interest expense	(124,539)	(517)
Other (expense) income	(20,005)	6,271
(Loss) / income before income taxes	(1,700,700)	46,792
Income tax benefit/(provision)	3,692	(106,314)
Net Loss	$(1,697,008)	$(59,522)

Basic and diluted weighted average common
Shares outstanding	20,736,534	19,499,770
Basic and diluted loss per share	$(0.08)	$(0.00)

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Revenues

Smoke Cartel is an online retailer and wholesale distributor of smoking accessories and glass pipes. By operating a retail platform via the website portal SmokeCartel.com and a robust wholesale division through Glassheads Distribution, we blanket every vertical in the headshop industry: From direct sales of our most popular products to wholesale accounts servicing brick-and-mortar headshops and other online retailers, we also design and manufacture several exclusive brands that are included in our shipping and fulfillment services.

For the year ended December 31, 2018, revenues decreased by$2,099.7K, or 35.6%, from $5,895.0K in 2017 to $3,795.3K in 2018. The primary cause for this decrease was a drop-off in our online traffic to our online shopping website. Management believes that the drop-off in user traffic to the website was the result of various search engines limiting users’ access to certain types of cannabis-related content.

To minimize the potential future impact of these lower search engine-driven traffic levels, management has begun to reconfigure our various online websites to focus on those products that were not impacted by the decline in traffic. If online traffic does not increase, revenue in 2019 will either stay at the same levels as 2018, or decline.

Cost of Revenues

Cost of revenues consist primarily of the cost of the products sold online to end customers and through various wholesale distribution channels.

For the year ended December 31, 2018, cost of revenues decreased by $822.2K, or 35.9% from $2,292.6K in 2017 to $1,470.4K in 2018. This decrease was driven by the lower revenues generated in 2018. Gross profit margin in 2018 was 61.3%, generally consistent to the gross profit margin of 61.1% in 2017.

Operating Expenses

Operating expenses consist of employee-related costs to fulfill customer orders, market and sell our products, provide customer support services and overall general and administrative operations. Additional operating expenses include shipping costs, professional fees, rent and facility-related costs, and advertising and other marketing promotion costs.

For the year ended December 31, 2018, operating expenses increased $319.6K, or 9.0% from $3,561.4K in 2017 to $3,881.0K in 2018. This increase in operating expenses was driven by incremental costs to the business related to the decision for the Company to go public in the second half of 2017. In 2018, there was a full year of general and administrative costs associated with compliance and regulations, primarily reflected as an increase in professional fees related to recurring financial audit and reporting compliance. In addition, the Company’s growth plans for 2018 included moving its operations to a larger facility resulting in higher rent expense during 2018 as compared to 2017.

Some of these increased costs were offset by reductions in advertising and promotion and shipping expenses during 2018, as compared to 2017.

Management expects to reduce its operating expenses during 2019 until such time as its revenues begin to experience improved rates of growth, as were seen during 2017.

Other Income (Expense)

Interest expense increased to $124.5K in 2018 from $0.5K in 2017. The interest expense related to outstanding debt incurred by the business to fund operations, along with the amortization of deferred financing costs associated with the various debt obligations.

Other income (expense) consists primarily of penalties and interest assessed by taxing authorities on prior year tax obligations.

Income Tax Benefit / (Provision)

Income tax benefit / (provision) consists of the estimated federal and state income tax benefits / (provisions) related to the Company’s results of operations at the then current tax rates. The Company recorded a tax (provision) in the year ended December 31, 2017 of $106.3K on income generated from July 14, 2017 to December 31, 2017. Prior to July 14, 2017, tax liabilities passed through to the members of Thread Cartel LLC. For the year ended December 31, 2018, the Company incurred a pre-tax loss of $1,700.7K, resulting in tax benefit of $3.7K, net of the valuation allowance of $405.4K.

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Results of Operations for the Three Months Ended March 31, 2019 and 2018

The following table sets forth statements of operations data for the three months ended March 31, 2019 and 2019.

	Three Months Ended March 31
	2019 (unaudited)	2018 (unaudited)
Revenues	$485,700	$1,202,421
Cost of revenues	118,654	522,335
Gross profit	367,046	680,086
Operating expenses
General and administrative expenses	118,426	219,716
Advertising and promotion	40,102	133,565
Payroll and related expenses	226,674	398,241
Shipping expenses	81,624	166,536
Professional fees	101,596	95,206
Rent Expense	—	73,039
Lease Cost	49,715	—
Total operating expenses	618,137	1,086,303
Loss from operations	(251,091)	(406,217)
Other income (expenses)
Interest expense	(101,042)	—
Other expense/income	(15,156)	(5,992)
Loss before income taxes	(367,289)	(412,209)
Income tax benefit	—	95,735
Net Loss	$(367,289)	$(316,474)

Basic and diluted weighted average common shares outstanding	21,939,088	20,220,839
Basic and diluted loss per share	$(0.02)	$(0.02)

Revenues

Smoke Cartel is an online retailer and wholesale distributor of smoking accessories and glass pipes. By operating a retail platform via the website portal SmokeCartel.com and a robust wholesale division through Glassheads Distribution, we blanket every vertical in the headshop industry: From direct sales of our most popular products to wholesale accounts servicing brick-and-mortar headshops and other online retailers, we also design and manufacture several exclusive brands that are included in our shipping and fulfillment services.

For the three-months ended March 31, 2019, revenues decreased by $716.7K, or 59.6%, from $1,202.4K in 2018 to $485.7K in 2019. The primary cause for this decrease was a drop-off in our online traffic to our online shopping website. Management believes that the drop-off in user traffic to the website was the result of various search engines limiting users’ access to certain types of cannabis-related content. The change in online search traffic began to decrease during the quarter ended September 30, 2018.

To minimize the potential future impact of these lower search engine-driven traffic levels, management has begun to reconfigure our various online websites to focus on those products that were not impacted by the decline in traffic. If online traffic does not increase, revenue in 2019 will either stay at the same levels as 2018, or decline.

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Cost of Revenues

Cost of revenues consist primarily of the cost of the products sold online to end customers and through various wholesale distribution channels.

For the three months ended March 31, 2019, cost of revenues decreased by $403.7K, or 77.3% from $522.3K in 2018 to $118.7K in 2019. This decrease was driven by the lower revenues generated during the first three months of 2019 as compared to the level of revenues generated during the same period of 2018. Gross profit margin during the three-month period ended March 31, 2019 was 75.6% as compared to the gross profit margin of 56.6% during the same period in 2018.

The improvement in gross profit margin is attributable to lower shipping costs incurred on products ordered by the Company. Additionally, the mix of wholesale and retail revenue moved more towards the retail selling model, resulting in higher margins

Operating Expenses

Operating expenses consist of employee-related costs to fulfill customer orders, market and sell our products, provide customer support services and overall general and administrative operations. Additional operating expenses include shipping costs, professional fees, rent and facility-related costs, and advertising and other marketing promotion costs.

For the three months ended March 31, 2019, operating expenses decreased $468.2K, or 43.1% from $1,086.3K in 2018 to $618.1K in 2019. This decrease in operating expenses was driven by lower spending in all areas of the business, except for professional fees which increased slightly. As the level of revenues decreased in the second half of 2018, continuing into the first three months of 2019, management reduced spending and headcount to align with the lower level of revenue being generated.

Management expects to maintain these lower operating expenses during 2019 until such time as its revenues begin to experience improved rates of growth, as were seen during earlier periods.

Other Income (Expense)

Interest expense increased to $101K for the three-month period ended March 31, 2019 compared to virtually none for the same period in 2018. The interest expense related to outstanding debt incurred by the business to fund operations, along with the amortization of deferred financing costs associated with the various debt obligations. Other expense is primarily interest and penalties on prior year tax obligations.

Income Tax Benefit / (Provision)

Income tax benefit / (provision) consists of the estimated federal and state income tax benefits / (provisions) related to the Company’s results of operations at the then current tax rates. For the three months ended March 31, 2019, the Company incurred a pre-tax loss of $367.3K. A full valuation allowance of $131.2K was recorded to offset any potential tax benefit from this loss until such time that it is more likely than not that the company will be able to realize this tax benefit. For the three-month period ended March 31, 2018, the Company recorded a tax benefit of $95.7K on a pre-tax loss of $412.2K generated for this period.

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Liquidity and Capital Resources

During the year ended December 31, 2018 the Company experienced operating losses.  Revenues declined compared to the results from the previous year. Additionally, the Company was planning for growth during 2018 and added additional headcount, inventory and entered into a lease for additional space.  The combination of lower than expected revenue along with higher operating expenses resulted in negative cash flow from operations during 2018.

Cash flow from financing activities was able to partially offset the cash used from operations.

Funding for operations was obtained through available credit lines and some additional equity investments, offset by debt repayments.

●        During March 2018, the Company received $75,000 from a qualified investor in exchange for 75,000 shares of common stock.

●        In June 2018, the Company received $500,000 under a two-year loan agreement from Credit Cash of NJ.

●        In November and December of 2018, the Company received a combined $310,000 from Tangiers Global under a Convertible Debt Agreement.

●        In the fourth quarter of 2018, the Company received approximately $130,000 from qualified investors in a crowd-funding stock offering in exchange for 86,340 shares of common stock.

●        During 2018, the Company fully repaid a loan of $150,000 that was obtained in December 2017.

●        During 2018, the Company made payments to Credit Cash of NJ that totaled over $120,000.

During the three months ended March 31, 2019, the Company experienced operating losses. Revenues declined compared to the results from the previous year. Even after reducing operating costs through lowered headcount and spending on advertising and promotion, shipping and other general and administrative expenses, cash flow from operating activities used $96.0K during this period.

Cash flow from financing activities during the three months ended March 31, 2019 included an additional convertible debt funding of $75,000, partially offset by payments on other existing debt.

Based on our recent performance and current expectations, we believe our existing cash and cash equivalents, as well as cash expected to be generated from operating activities will not adequately meet our working capital, capital expenditure needs, and other liquidity requirements associated with our existing operations over the next 12 months.

Our cash needs depend on numerous factors, including market acceptance of and demand for our products, our ability to develop and introduce new product offerings and enhancements to existing products, the prices at which we can sell our products, the resources we devote to developing, marketing, selling and supporting our products, as well as other factors.

If we are unable to raise additional capital or if sales from our new products or enhancements are lower than expected, we will be required to make additional reductions in operating expenses and capital expenditures to ensure that we will have adequate cash reserves to fund operations.

Off-Balance Sheet Arrangements

As of December 31, 2018 and March 31, 2019, we did not have any off-balance sheet arrangements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and positions of our current directors and executive officers.

NAME	AGE	POSITION
Darby Cox	24	President, Chief Executive Officer, Principal Executive Officer and Director
Sean Geng	24	Chief Operating Officer and Director
John A. Thorson II	56	Director
Michael Felix	35	Director
Charles Bowen	50	Director

Darby Cox- President, Chief Executive Officer and Director

Ms. Cox co-founded Smoke Cartel in January 2013 and has acted as Operations Manager for the past four years. Ms. Cox also founded the terrarium company SproutSouth in January 2014. Prior to this, Ms. Cox attended Savannah College of Art and Design and studied Service Design.

Aside from that provided above, Ms. Cox does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Ms. Cox has the experience, qualifications, attributes and skills necessary to serve on the Board because of her many years of experience marketing and business administration.

 Sean Geng- Chief Operating Officer and Director

Mr. Geng co-founded Smoke Cartel in January 2013 and has acted as CEO for the past four years. In January 2013, Mr. Geng also founded and owned Kryptotrader, a cryptocurrency denominated securities trading and tracking platform. He sold the company after acting as CEO and CTO for one year. From May 2013 to September 2013, Mr. Geng worked as a Developer at Powered Analytics, a predictive analytics company in Pittsburgh that was acquired by Target Corporation. From January 2011 to January 2013, Mr. Geng served as Creative Director of Pixelmess, a full service design studio. He also studied Advertising at the Savannah College of Art and Design.

Aside from that provided above, Mr. Geng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Mr. Geng has the experience, qualifications, attributes and skills necessary to serve on the Board because of his many years of experience marketing and business administration.

John A. Thorson II - Director

Mr. Thorson currently serves as Managing Partner at Carolina Textile Care, a privately held company in the commercial laundry industry. From 2014 to 2015, Mr. Thorson served as Executive Vice President of Strategy and Business Development at Veracyte, a NASDAQ listed molecular diagnostics company. From 2012 to 2013, Mr. Thorson served as CEO and Founder of Yoot, Inc., a consumer web-application development company offering mobile apps that help consumers improve their appearance online. From 2001 to 2011, Mr. Thorson acted as Corporate Vice President for Varian Medical Systems, Inc., a NYSE listed medical technology company.

Mr. Thorson does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Thorson and any of our directors or executive officers. Aside from the following, Mr. Thorson has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Mr. Thorson has served as a consultant to the Company, but will move from that role to a director of the Company.

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Michael Felix - Director

Michael Felix received a master’s degree in Industrial Design and a bachelor’s in Sustainable Design from Auburn University. He was a Professor of Interaction, Industrial, and Service Design at Savannah College of Art and Design (SCAD) for three years, where he first crossed paths with co-founders Sean Geng and Darby Cox.

Felix has held the title of CTO in such tech companies as APHID Industries and Slope.io, Inc. Smoke Cartel plans to tap into this expertise as the company expands in tech sales.

Mr. Felix does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Felix and any of our directors or executive officers. Mr. Felix has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Charles Bowen - Director

Based out of Savannah, Charles “Bo” Bowen is a business attorney who focuses on commercial and entertainment law. Bowen attended Mercer University in Macon, Ga., where he graduated summa cum laude with honors in both psychology and political science. Upon graduating from Georgetown University Law Center in 1995, he moved to Savannah and established a corporate law practice.

Bowen was named “Business Advocate of the Year” in 2015 by the Savannah Morning News. He also won the "2016 Helen V. Head Business Leader of the Year Award" presented by the Savannah Area Chamber of Commerce and he chaired the 24th Annual Kiss-a-Pig campaign on behalf of the American Diabetes Association. Bowen has received the Martindale-Hubbell® AV® Preeminent™ rating, the highest rating based upon confidential surveys sent to other attorneys. He also has been selected by the members of the State Bar of Georgia as one of Georgia Trend’s Legal Elite in two categories: Business Law and Corporate Law. He is also the author of three eBooks on business and entertainment law.

In the entertainment realm, Bowen founded the Savannah Film Alliance in 2015 to foster cooperation and collaboration within the local entertainment industry. He is also the founder and president of Southern Gateway Production Services that provides support to all out of town productions coming to the region and he has been spearheading efforts for the past year to establish a full-service movie studio and soundstage in Savannah.

Mr. Bowen does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Bowen and any of our directors or executive officers.

Aside from the following, Mr. Bowen has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. Mr. Bowen has represented the Company since its inception as its general corporate attorney. He will continue to represent the Company, but only for minor legal issues.

The Company plans to compensate its directors but has not yet determined the amount and type of consideration at the present time.

Committees of the Board

Our Company currently does not have nominating or compensation committees or committees performing similar functions nor does our Company have a written nominating or compensation committee charter. Our board of directors believes that it is not necessary to have such committees, at this time, because the directors can adequately perform the functions of such committees.

Audit Committee

The Audit Committee was established in March 11, 2019 and is comprised of Directors Bowen, Felix and Thorson, and is chaired by Director Thorson.

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2018, the Audit Committee:

1. Reviewed and discussed the audited financial statements with management, and

2. Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Audit Committee’s review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2018 to be included in this Prospectus and filed with the Securities and Exchange Commission.

The Board has determined that Director Thorson of the Audit Committee qualifies as an audit committee financial expert as defined under applicable SEC rules and all committee members also meet the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As of December 31, 2017, we had not adopted a Code of Ethics. The small number of individuals comprising our board and management does not warrant the adoption of a Code of Ethics.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2018 and 2017.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Darby Cox CEO and Director	2018 2017	109,038 63,538	- -	- -	- -	- -	- -	- -	109,038 63,538
Sean Geng CTO and Director	2018 2017	103,269 67,385	- -	- -	- -	- -	- -	- -	103,269 67,385

Narrative Disclosure to the Summary Compensation Table

There are no formal agreements to compensate any officers for their services. Our officers and directors are reimbursed for expenses incurred on our behalf.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers or employees.

Outstanding Equity Awards at Fiscal Year-End

We do not have any outstanding equity awards.

Director Compensation

Our directors do not receive compensation for their services as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 17, 2019 the number and percentage of the 21,977,741 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o Smoke Cartel, Inc., 1313 Rogers St. Savannah, GA 31415.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned
Executive Officers and Directors
Sean Geng	9,350,000	43%
Darby Cox	7,650,000	35%
John A. Thorson	—	—
Charles Bowen	—	—
Michael Felix	—	—
Executive Officers and Directors as a Group (5 persons)	17,000,000	78%
5% Shareholders
Kushco Holdings, Inc.(1) 11958 Monarch St. Garden Grove, CA 92841	1,410,145	6%

(1) Nicholas Kovacevich is the beneficial owner of the shares held by this shareholder.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

 Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

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On July 14, 2017, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel, which include our officers and directors Sean Geng and Darby Cox. As a result of the transaction (the “Exchange”), Smoke Cartel became a wholly-owned subsidiary of the Company. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of the Company’s common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

Also on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with our business investment activities of the spot gold trading and the spot silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business.

On January 15, 2018, the Company relocated and leased office and warehouse space in Savannah, Georgia from Hendricks Commercial Properties, LLC, for a term of five years at a total cost for the five years of $968,364. The Company has negotiated a settlement of its prior lease agreements or has sub-leased the property.

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC in which Sean Geng holds a 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. The terms of the transferred lease were essentially identical to the existing lease, but the lease was extended to run for six years at a total cost of $1,209,749. The Company made $106,400 in rent payments to 2G Realty, LLC during 2018.

In June 2018 the Company made a payment of $25,000 to PacificShore Ventures, Inc., a shareholder of the Company, as a placement fee for the $500,000 loan from a third-party lender.

During 2018, Mr. Charles Bowen was named to the Board of Directors. Mr. Bowen has represented the Company since its inception as its general corporate attorney. He will continue to represent the Company, but only for minor legal issues. Mr. Bowen has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. The Company plans to compensate its directors but has not yet determined the amount and type of consideration at the present time. During the year ended December 31, 2018, the Company made $38,625 in payments to the Bowen Law Group for various legal services.

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SMOKE CARTEL, INC.

1,604,783 SHARES OF Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL Common Stock AND IS NOT SOLICITING AN OFFER TO BUY Common Stock IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is May 17, 2019

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$235.34
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$5,000
Total	$11,235.34

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the New York law and our bylaws.

Our bylaws provide as follows:

It is expressly provided that any and every person made a party to any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which be served as such at the request of this corporation, may be indemnified by the corporation to the full extent permitted by law, against any and all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director has breached his duty to the corporation.

It is further expressly provided that any and every person made a party to any action, suit, or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or interstate, was a director or officer of the corporation, or served such other corporation in any capacity, may be indemnified by the corporation, to the full extent permitted by law, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees; actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Reference is made to Sections 721-726 of the New York Business Corporation Law, which are summarized below.

Section 721 of the New York Business Corporation Law provides that indemnification pursuant to the New York Business Corporation Law will not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

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Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify a person made, or threatened to be made, a party to any civil or criminal action or proceeding, other than an action by or in the right of the corporation to procure judgment in its favor but including an action by or in the right of any other corporation or entity which any director or officer served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate was a director or officer of the corporation or served such other entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to actions by or in the right of the corporation to procure judgment in its favor, Section 722(c) of the New York Business Corporation Law provides that a person who is or was a director or officer of the corporation or who is or was serving as a director or officer of any other corporation or entity may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense or settlement of such an action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and that no indemnification may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

Section 723 of the New York Business Corporation Law specifies the manner in which the corporation may authorize payment of such indemnification. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the New York Business Corporation Law).

Section 724 of the New York Business Corporation Law provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the New York Business Corporation Law.

Section 725 of the New York Business Corporation Law contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled to the indemnification.

Section 726 of the New York Business Corporation Law authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

RECENT SALES OF UNREGISTERED SECURITIES

From inception, we completed the following sales of unregistered securities:

During 2017, we issued 18,999,601 shares of common stock to the holders of Smoke Cartel, 150,000 shares of common stock in satisfaction of a note payable, and 50,000 shares in conjunction with the Early Bird acquisition.

During the first quarter of 2018, we issued 75,000 shares of common stock for $75,000. During the second quarter of 2018, we issued 75,000 shares of common stock in exchange for investor relation services.

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During the third quarter of 2018, we issued a stock warrant to an existing shareholder. The shareholder is entitled to purchase 75,000 shares of Common Stock at an exercise price equal to $1.00 per share. The fair value of the shares was calculated using the Black-Scholes option pricing model and is reflected as an expense in professional fees for $36,853.

On September 21, 2018, we entered into an Asset Purchase Agreement with KushCo Holdings, Inc., a Nevada corporation, and issued 1,410,145 shares of our common stock in consideration for the assets acquired.

In September 2018, the Company granted 75,000 warrants to Trillium Partners LLP, with an exercise price of $1.00 per common share.

On August, 8, 2018, the Company filed a Form C with the SEC to conduct a Regulation CF Offering. The Crowdfunding offering was being conducted through the intermediary portal, StartEngine.com. Smoke Cartel conducted the offering pursuant to Section 4(a)(6) of the Securities Act and offered stock in the Company at $1.50 per share. The maximum offering was 713,330 shares of common stock valued at $1,069,995.00 and the minimum offering is 6,666 shares valued at $9,999. The minimum investor price per investor was $100.50 and the maximum per investor was $102,000. The offering was available for 90 days and ended on November 6, 2018.

The Company issued 86,340 shares of its common stock through StartEngine based on the funds received from over 200 qualified investors by the end of December 31, 2018.

We issued 103,750 shares to Tangiers as commitment shares for the convertible note and equity line financings.

In March 2019, the Company received a third round of debt funding of $75,000 under the loan facility from Tangiers Global LLC. Along with this tranche of funding, the Company issued an additional 13,750 shares of common stock to Tangiers. The fair value of the common stock will be recorded as deferred financing costs and offset against the outstanding debt amounts.

On May 2, 2019, the Company received an additional borrowing tranche of $157,500 from Tangiers Global, LLC.  The Company issued an additional 27,500 shares of common stock to Tangiers Global LLC as an incentive for providing this convertible debt funding.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment (1)
3.3	Bylaws (1)
3.4	Certificate of Amendment, dated October 14, 2014
3.5	Certificate of Amendment, dated June 21, 2017
3.6	Certificate of Amendment, dated June 26, 2017
5.1	Opinion of The Doney Law Firm with consent to use
10.1	Investment Agreement (1)
10.2	Registration Rights Agreement (1)
10.3	Convertible Promissory Note
10.4	Amendment No. 1 to Convertible Promissory Note
10.5	Amendment No. 2 to Convertible Promissory Note
10.6	Amendment No. 3 to Convertible Promissory Note
10.7	Amendment No. 4 to Convertible Promissory Note
10.8	Amendment No. 5 to Convertible Promissory Note
23.1	Consent of Hancock Askew & Co., LLP

(1)	Previously filed.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, Georgia, on May 17, 2019

SMOKE CARTEL, INC.

By:	/s/ Darby Cox
DARBY COX
President, CEO and Director
(Principal Executive Officer)

SMOKE CARTEL, INC.

By:	/s/ Sean Geng
SEAN GENG
Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darby Cox	President, CEO and Director (Principal Executive Officer)	May 17, 2019
DARBY COX
/s/ Sean Geng	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 17, 2019
SEAN GENG

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